As filed with the Securities and Exchange Commission on November 6, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant in its charter)

Nevada	1000	90-0175540
(State or other jurisdiction of	(Primary Standard Industrial Classification	(I.R.S. Employer Identification Number)
Incorporation or organization)	Code Number)

5610 E. Sutler Lane
Tucson, Arizona 85712
(520) 731-8786
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company
50 West Liberty Street
Suite 880
Reno, NV 89501
(775) 322-0626
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Szaferman, Lakind, Blumstein, &
Blader, P.C.
101 Grovers Mill Road, Second Floor
Lawrenceville, New Jersey 08648
Tel. No.: (604) 275-0400
Fax No.: (604) 275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee (3)

Common Stock, par value $0.00001 per share, issuable pursuant to the KVM Investment Agreement	244,500,000	$0.02	$4,890,000	$667
Total	244,500,000	$0.02	$4,890,000	$667

(1)

We are registering 244,500,000 shares of our common stock that we will put to KVM Capital Partners LLC pursuant to that certain investment agreement (the “KVM Investment Agreement”). The KVM Investment Agreement was entered into on October 30, 2013. In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the KVM Investment Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of the closing bid price of the common stock of the registrant as reported on the OTCBB on October 30, 2013.

(3)	Offset pursuant to Rule 457(p) under the Securities Act by the registration fee of 667 paid on September 26, 2013 pursuant to the Registrant’s S-1Registration Statement, File No. 333-191408

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2013

244,500,000 Shares of Common Stock

LIBERTY STAR URANIUM & METALS CORP.

This prospectus relates to the resale of up to 244,500,000 shares of common stock of Liberty Star Uranium & Metals Corp. (“we” or the “Company”), par value $0.00001 per share, issuable to KVM pursuant to that certain investment agreement. The investment agreement permits us to “put” up to $8,000,000 in shares of our common stock to KVM over a period of up to thirty-six (36) months. We will not receive any proceeds from the resale of these shares of common stock. However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right offered by KVM. KVM is deemed an underwriter for our common stock.

The selling stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. KVM is paying all of the registration expenses incurred in connection with the registration of the shares except for accounting fees and expenses and we will not pay any of the selling commissions, brokerage fees and related expenses.

Our common stock is quoted on the OTCQB under the ticker symbol “LBSR.” On October 29, 2013, the closing price of our common stock was $0.02 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus Is: _____________, 2013

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of Liberty Star Uranium & Metals Corp. (referred to herein as the “Company,” “Liberty Star,” “we,” “our,” and “us”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements before making an investment decision.

Business Overview

We were formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on the Company’s mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current efforts on uranium, copper, gold, silver, lead, zinc and other mineral and metal exploration. We are considered to be an exploration stage company, as we have not generated any revenues from operations. A more detailed discussion of this technology and its anticipated benefits is provided under the section “Description of Business”.

Our common stock is traded over-the-counter on the OTCQB under the ticker symbol “LBSR.”

Investment Agreement with KVM

On October 30, 2013, we entered into an investment agreement with KVM Capital Partners LLC, a New York limited liability company (“KVM”). Pursuant to the terms of the KVM Investment Agreement, KVM committed to purchase up to $8,000,000 of our common stock over a period of up to thirty-six (36) months. From time to time during the thirty-six (36) months period commencing from the effectiveness of the registration statement, we may deliver a put notice to KVM which states the dollar amount that we intend to sell to KVM on a date specified in the put notice. The maximum investment amount per notice shall be no more than two hundred and fifty percent (250%) of the average daily volume of the common stock up to $250,000 for the ten consecutive trading days immediately prior to date of the applicable put notice. The purchase price per share to be paid by KVM shall be calculated at a twenty percent (20%) discount to the lowest volume weighted average price of the common stock as reported by Bloomberg, L.P. during the five (5) consecutive trading days immediately prior to the receipt by KVM of the put notice. We initially reserved 244,500,000 shares of our common stock for issuance under the KVM Investment Agreement.

In connection with the KVM Investment Agreement, we also entered into a registration rights agreement with KVM, pursuant to which we are obligated to file a registration statement with the SEC covering 244,500,000 shares of our common stock underlying the KVM Investment Agreement within 21 days after the closing of the transaction. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC and maintain the effectiveness of such registration statement until termination of the KVM Investment Agreement.

The 244,500,000 shares to be registered herein represent 29.40% of the shares issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale. The 244,500,000 shares to be registered herein represent 33.2% of the shares issued and outstanding held by non-affiliates of the Company.

The KVM Investment Agreement is not transferable and any benefits attached thereto may not be assigned.

At an assumed purchase price of $0.016 (equal to 80% of the closing price of our common stock of $0.02 on October 29, 2013), we will be able to receive up to $3,912,000 in gross proceeds, assuming the sale of the entire 244,500,000 shares being registered hereunder pursuant to the KVM Investment Agreement. We agreed to register 244,500,000 shares of our common stock to register the maximum amount of shares permitted under Rule 415. Accordingly, we would be required to register additional 255,500,000 shares to obtain the balance of $4,088,000 under the KVM Investment Agreement. We are currently authorized to issue 1,250,000,000 shares of our common stock. We may be required to increase our authorized shares in order to receive the entire purchase price. KVM has agreed to refrain from holding an amount of shares which would result in KVM owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the KVM Investment Agreement. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

KVM will periodically purchase our common stock under the KVM Investment Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to KVM to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $8 million was determined based on numerous factors, including the following: the Company is involved in the Hay Mountain Super Project for copper, molybdenum, gold and silver in South East Arizona. These monies will be completey absorbed by technical activities, drilling and attendant environmental, archeological and permitting studies. The Company will need the full amount of $8 million funding under the KVM Investment Agreement to fund the preparation and initiation of diamond core drilling connected to the Hay Mountain Super Project Porphyry Copper-Gold-Molybdenum-Rare Earth Element Mining Target in the Tombstone Mining District of Cochise County, Arizona. We may have to increase the number of our authorized shares in order to issue the shares to KVM if we reach our current amount of authorized shares of common stock. Accordingly, because our ability to draw down any amounts under the KVM Investment Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $8,000,000 under the KVM Investment Agreement. We believe that it is likely that we will be able to drawn down on the full amount of the Agreement, however, prior to drawing down on the full amount, we may not be able to draw down on the full amount without filing an amendment to our Articles of Incorporation to increase the Company’s authorized shares of common stock. Pursuant to state law, the filing of the amendment to increase the authorized shares of common stock may require board and shareholder approval. As such, we cannot make any guarantee that we will be successful in accessing the full amount under the equity line.

Where You Can Find Us

Our principal office is located at 5610 E Sutler Lane, Tucson, Arizona 85712. Our telephone number is (520) 731-8786.

THE OFFERING

Common stock outstanding before the offering	831,522,859 shares of common stock as of October 29, 2013.

Common stock outstanding after the offering	1,076,022,859 shares of common stock.

Use of proceeds

We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the KVM Investment Agreement. The proceeds received under the KVM Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

OTCQB Trading Symbol	LBSR

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Much of the information included in this annual report includes or is based upon estimates, projections or other "forward-looking statements". Such forward-looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward-looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward-looking statements".

RISKS RELATED TO OUR BUSINESS

BECAUSE OF THE SPECULATIVE NATURE OF THE EXPLORATION OF NATURAL RESOURCE PROPERTIES, THERE IS SUBSTANTIAL RISK THAT THIS BUSINESS WILL FAIL.

There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of minerals. Exploration for natural resources is a speculative venture involving substantial risk. Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution or hazards, which we cannot insure or which we may elect not to insure. There is substantial risk that our business will fail.

IF WE CANNOT COMPETE SUCCESSFULLY FOR FINANCING AND FOR QUALIFIED MANAGERIAL AND TECHNICAL EMPLOYEES, OUR EXPLORATION PROGRAM MAY SUFFER.

Our competition in the mining industry includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional financing on terms we consider acceptable because investors may choose to invest in our competitors instead of investing in us. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent on our ability to hire and retain highly qualified personnel. These individuals are in high demand and we may not be able to attract the personnel we need. We may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. If we are unable to successfully compete for financing or for qualified employees, our exploration program may be slowed down or suspended.

EXPLORATION AND EXPLOITATION ACTIVITIES ARE SUBJECT TO COMPREHENSIVE REGULATION WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

Exploration and exploitation activities are subject to federal, state, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental and other legal standards imposed by federal, state, or local authorities may be changed and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

THERE ARE NO KNOWN RESERVES OF MINERALS ON OUR MINERAL CLAIMS AND WE CANNOT GUARANTEE THAT WE WILL FIND ANY COMMERCIAL QUANTITIES OF MINERALS.

We have not found any mineral reserves on our claims and there can be no assurance that any of our mineral claims contain commercial quantities of any minerals. Even if we identify commercial quantities of minerals in any of our claims, there can be no assurance that we will be able to exploit the reserves or, if we are able to exploit them, that we will do so on a profitable basis.

BECAUSE THE PROBABILITY OF AN INDIVIDUAL PROSPECT EVER HAVING RESERVES IS EXTREMELY REMOTE, ANY FUNDS SPENT ON EXPLORATION WILL PROBABLY BE LOST.

The probability of an individual prospect ever having reserves is extremely remote. In all probability our properties do not contain any reserves. As such, any funds spent on exploration will probably be lost which would most likely result in a loss of your investment.

RISKS RELATED TO OUR COMPANY

WE HAVE A LIMITED OPERATING HISTORY AND AS A RESULT THERE IS NO ASSURANCE WE CAN OPERATE ON A PROFITABLE BASIS.

We have a limited operating history and must be considered in the exploration stage. Our operations will be subject to all the risks inherent in the establishment of an exploration stage enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises, especially those with a limited operating history. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations of rock or land and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. No assurance can be given that we will ever operate on a profitable basis.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL AND OUR INVESTORS COULD LOSE THEIR INVESTMENT.

We had cash in the amount of $194,906 and negative working capital of $(5,295,628) as of July 31, 2013. We currently do not generate revenues from our operations. Our business plan calls for substantial investment and cost in connection with the acquisition and exploration of our mineral properties currently under lease and option. Any direct acquisition of any of the claims under lease or option is subject to our ability to obtain the financing necessary for us to fund and carry out exploration programs on the subject properties. The requirements are substantial. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable. Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, contractual restrictions on our ability to enter into further financing arrangements, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us and our business could fail.

BECAUSE THERE IS NO ASSURANCE THAT WE WILL GENERATE REVENUES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not earned any revenues as of the date of this filing and have never been profitable. We do not have an interest in any revenue generating properties. We were incorporated on August 20, 2001 and took over our current business on February 5, 2004. To date we have been involved primarily in organizational and exploration activities. We will incur substantial operating and exploration expenditures without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We have limited operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception to July 31, 2013 is $(65,103,763). We recognize that if we are unable to generate significant revenues from our activities, we will not be able to earn profits or continue operations. Based upon current plans, we also expect to incur significant operating losses in the future. We cannot guarantee that we will be successful in raising capital to fund these operating losses or generate revenues in the future. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and our investors could lose their investment.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our independent registered public accounting firm, Malone Bailey LLP, state in their audit report attached to our audited financial statements for the fiscal year ended January 31, 2013 that since we are an exploration stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

THE EXISTENCE OF OUR MINING CLAIMS DEPENDS ON OUR ABILITY TO FUND EXPLORATORY ACTIVITY OR TO PAY FEES.

Our mining claims, which are the central part of our business, require that we either pay fees, or incur certain minimum development costs annually, or the claims will be forfeited. Due to our current financial situation we may not be able to meet these obligations and we could therefore lose our claims. This would impair our ability to raise capital and would negatively impact the value of the Company.

RISKS RELATED TO OUR COMMON STOCK

BECAUSE WE WILL LIKELY ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK, INVESTMENT IN OUR COMPANY COULD BE SUBJECT TO SUBSTANTIAL DILUTION.

Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. Our formation documents previously authorized the issuance of up to 200,000,000 shares of common stock with a par value of $0.001. At our shareholder meeting held on May 27, 2009 the shareholders voted to increase the number of authorized shares to 10,000,000,000 shares of common stock with a par value of $0.001. We filed a certificate of amendment on June 4, 2009 to increase the number of authorized shares to 5,000,000,000 shares of common stock with a par value of $0.001. On September 1, 2009 we completed a one for four reverse stock split of our authorized and outstanding common stock resulting in a decrease in authorized shares to 1,250,000,000 with a par value of $0.00001. As of October 29, 2013, there were 831,522,859 of our common shares issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors' investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company's common stock could seriously decline in value.

THE SALE OF OUR STOCK UNDER THE CONVERTIBLE NOTES AND THE COMMON SHARE PURCHASE WARRANTS COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE.

In many circumstances, the provision of financing based on the distribution of equity for companies that are traded on the OTC Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline that would result from this activity will cause the share price to decline more, which may cause other shareholders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

TRADING IN OUR COMMON STOCK ON THE OTCQB IS LIMITED AND SPORADIC MAKING IT DIFFICULT FOR OUR SHAREHOLDERS TO SELL THEIR SHARES OR LIQUIDATE THEIR INVESTMENTS.

Our common stock is currently listed for public trading on the OTCQB. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

OUR BY-LAWS CONTAIN PROVISIONS INDEMNIFYING OUR OFFICERS AND DIRECTORS AGAINST ALL COSTS, CHARGES AND EXPENSES INCURRED BY THEM.

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

OUR BY-LAWS DO NOT CONTAIN ANTI-TAKEOVER PROVISIONS WHICH COULD RESULT IN A CHANGE OF OUR MANAGEMENT AND DIRECTORS IF THERE IS A TAKE-OVER OF OUR COMPANY.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors. This could result in a disruption to the activities of our company, which could have a material adverse effect on our operations.

WE DO NOT INTEND TO PAY DIVIDENDS ON ANY INVESTMENT IN THE SHARES OF STOCK OF OUR COMPANY AND ANY GAIN ON AN INVESTMENT IN OUR COMPANY WILL NEED TO COME THROUGH AN INCREASE IN OUR STOCK'S PRICE, WHICH MAY NEVER HAPPEN.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in our company.

BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange or on the Nasdaq system, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described above, the Financial Industry Regulatory Authority (known as "FINRA") has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

KVM WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The Common Stock to be issued to KVM pursuant to the KVM Investment Agreement will be purchased at a 20% discount to the lowest trading price of our Common Stock during the five (5) consecutive trading days immediately before KVM receives our notice of sale. KVM has a financial incentive to sell our Common Stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If KVM sells the shares, the price of our Common Stock could decrease. If our stock price decreases, KVM may have a further incentive to sell the shares of our Common Stock that it holds. These sales may have a further impact on our stock price.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO THE KVM INVESTMENT AGREEMENT.

Pursuant to the KVM Investment Agreement, when we deem it necessary, we may raise capital through the private sale of our Common Stock to KVM at a price equal to a discount to the lowest volume weighted average price of the common stock for the five (5) consecutive trading days before KVM receives our notice of sale. Because the put price is lower than the prevailing market price of our Common Stock, to the extent that the put right is exercised, your ownership interest may be diluted.

WE ARE REGISTERING AN AGGREGATE OF 244,500,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE KVM INVESTMENT AGREEMENT. THE SALES OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 244,500,000 shares of Common Stock under the registration statement of which this prospectus is a part, pursuant to the KVM Investment Agreement. Notwithstanding KVM’s ownership limitation, the 244,500,000 shares would represent approximately 29.40% of our shares of Common Stock outstanding immediately after our exercise of the put right under the Investment Agreement. The sale of these shares into the public market by KVM could depress the market price of our Common Stock.

WE MAY NOT HAVE ACCESS TO THE FULL AMOUNT AVAILABLE UNDER THE KVM INVESTMENT AGREEMENT.

Our ability to draw down funds and sell shares under the KVM Investment Agreement requires that this resale registration statement be declared effective and continue to be effective. This registration statement registers the resale of 244,500,000 shares issuable under the KVM Investment Agreement, and our ability to sell any remaining shares issuable under the KVM Investment Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of Common Stock to KVM under the KVM Investment Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the KVM Investment Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to KVM. Accordingly, because our ability to draw down any amounts under the KVM Investment Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $8,000,000 under the KVM Investment Agreement. We believe that it is likely that we will be able to drawn down on the full amount of the Agreement, however, prior to drawing down on the full amount, we may not be able to draw down on the full amount without filing an amendment to our Articles of Incorporation to increase the Company’s authorized shares of common stock. Pursuant to state law, the filing of the amendment to increase the authorized shares of common stock may require board and shareholder approval. As such, we cannot make any guarantee that we will be successful in accessing the full amount under the KVM Investment Agreement.

CERTAIN RESTRICTIONS ON THE EXTENT OF PUTS AND THE DELIVERY OF ADVANCE NOTICES MAY HAVE LITTLE, IF ANY, EFFECT ON THE ADVERSE IMPACT OF OUR ISSUANCE OF SHARES IN CONNECTION WITH THE KVM INVESTMENT AGREEMENT, AND AS SUCH, KVM MAY SELL A LARGE NUMBER OF SHARES, RESULTING IN SUBSTANTIAL DILUTION TO THE VALUE OF SHARES HELD BY EXISTING SHAREHOLDERS.

KVM has agreed, subject to certain exceptions listed in the KVM Investment Agreement, to refrain from holding an amount of shares which would result in KVM or its affiliates owning more than 4.99% of the then-outstanding shares of our Common Stock at any one time. These restrictions, however, do not prevent KVM from selling shares of Common Stock received in connection with a put, and then receiving additional shares of Common Stock in connection with a subsequent put. In this way, KVM could sell more than 4.99% of the outstanding Common Stock in a relatively short time frame while never holding more than 4.99% at one time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements. When used in this Prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the KVM Investment Agreement. The proceeds received from any “Puts” tendered to KVM under the KVM Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

DILUTION

The sale of our common stock to KVM in accordance with the KVM Investment Agreement will have a dilutive impact on our shareholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to KVM in order to drawdown pursuant to the KVM Investment Agreement. If our stock price decreases during the Pricing Period, then our existing shareholders would experience greater dilution.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for Common Stock

The following table summarizes the high and low historical closing prices reported by the OTCQB Historical Data Service for the periods indicated. OTCQB quotations reflect inter-dealer prices, without retail mark-up, mark down or commissions, so those quotes may not represent actual transactions.

Quarter Ended	High	Low
July 31, 2013	$0.0237	$0.0083
April 30, 2013	$0.0169	$0.0096
January 31, 2013	$0.024	$0.0109
October 31, 2012	$0.0345	$0.022
July 31, 2012	$0.0405	$0.017
April 30, 2012	$0.0387	$0.0202
January 31, 2012	$0.00	$0.00
October 31, 2011	$0.00	$0.00
July 31, 2011	$0.00	$0.00
April 30, 2011	$0.042	$0.00

Holders

On October 29, 2013, the shareholders' list for our common stock showed 831,522,859 shares issued and outstanding with 96 registered stockholders and approximately 8,500 stockholders whose names and contact information we have and an unknown number of unregistered stockholders whose shares are held in their brokerage accounts.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Equity Compensation Plans

Other than the shares of common stock to be issued to Mr. Ferris under his Employment Agreement, as described more fully in “Executive Compensation” below, we have no equity compensation program, including no stock option plan, and none are planned for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Our Business

Liberty Star Uranium & Metals Corp. was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. We were incorporated on August 20, 2001 under the laws of the State of Nevada. Big Chunk is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. We are an exploration stage company, as we have not generated revenues from operations. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are:

North Pipes Super Project (“NPSP”): Located in Northern Arizona on the Arizona Strip, we plan to ascertain whether the North Pipes Super Project claims possess commercially viable deposits of uranium and associated co-product metals. We have not identified any ore reserves to date.

Big Chunk Super Project (“Big Chunk”): Located in the Iliamna region of Southwestern Alaska, we plan to ascertain whether the Big Chunk claims possess commercially viable deposits of copper, gold, molybdenum, silver, palladium rhenium and zinc. We have not identified any ore reserves to date.

Tombstone Super Project (“Tombstone”)(formerly referred to as Tombstone Porphyry Precious Metals Project): Tombstone is located in Cochise County, Arizona. We plan to ascertain whether the land holding at the Hay Mountain Project within the Tombstone Super Project area possess commercially viable deposits of copper, molybdenum, gold, silver, lead, zinc, manganese and other metals. While exploring for the afore said metals, we found in addition to a very large porphyry copper style geochemical anomaly containing those metals, we also found a very spatially large anomaly of Rare Earth Elements (REE’s). This anomaly covers approximately seven to nine square miles. It is still under evaluation but at this time, its symmetry , draped around the east end of the porphyry anomaly, suggests they are related at least in space and possibility genetically. Study is ongoing. Prior to this discovery there were no significant nor potentially minable anomalies of REEs, in Arizona. Because we have not drilled, we have not identified any ore reserves to date.

East Silver Bell Porphyry Copper Project (“East Silver Bell”): Located northwest of Tucson, Arizona, we plan to ascertain whether the East Silver Bell claims possess commercially viable deposits of copper. We have not identified any ore reserves to date.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities, and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. We are in the exploration stage – as we have not found any mineral resources in commercially exploitable quantities.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute a reserve (a reserve is a commercially viable mineral deposit). Please refer to the section entitled "Risk Factors" in this Form 10-Q and in our Form 10-K for the year ended January 31, 2013 for additional information about the risks of mineral exploration.

To date, we have not generated any revenues and we remain in the exploration stage. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

Agreement with Northern Dynasty Minerals Ltd

On July 15, 2010, we issued a secured convertible promissory note (the "2010 Convertible Note") to Northern Dynasty Minerals Ltd ("Northern Dynasty"). The original advanced amount is $4,000,000 and bears interest at a rate of 10% per annum compounded monthly (the "Loan"). On August 17, 2010, we transferred 95 of our Alaska State mineral claims from the Big Chunk Super Project to Northern Dynasty for consideration of $1,000,000 of the original advanced amount under the Convertible Note, leaving $3,000,000 of the Loan amount outstanding. No interest accrued on the $1,000,000 of the original advanced amount. Effective September 1, 2011, the agreement with Northern Dynasty was amended to increase the 2010 Convertible Note by $561,816 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that was paid in fiscal 2011 and fiscal 2012 because we could not come to an agreement on an earn-in option and joint venture agreement with Northern Dynasty. On February 29, 2012, with effect from November 30, 2011, we executed an additional convertible promissory note (the "2011 Convertible Note" and together with the 2010 Convertible Note, the "Convertible Notes") in the amount of $168,358 in reimbursement to Northern Dynasty of assessment work, rental fees and filing fees on our mineral claims. The principal balance of the Convertible Notes at April 30, 2013 was $3,730,174 with accrued interest on the Convertible Notes at April 30, 2013 at $1,088,222.

As part of the transactions noted above, we entered into a letter agreement with Northern Dynasty whereby, subject to negotiating and signing a definitive earn-in option and joint venture agreement, Northern Dynasty can earn a 60% interest in our Big Chunk project in Alaska (the "Joint Venture Claims") by spending $10,000,000 on those properties over six years. Details of this agreement may be found in Liberty Star news releases and in the public record.

To date, no joint venture agreement has been agreed upon. Northern Dynasty has demanded payment of the funds due under the Convertible Notes. On November 14 2012 the Parties (NDM-U-5 Resources) and Liberty Star negotiated a settlement where in Liberty Star transferred a certain number of non critical mineral lands to NDM-U-5 Resources in satisfaction of the debt.

On November 14, 2012, we signed a loan settlement agreement with Northern Dynasty which would have discharged the $3,730,174 principal balance and $1,088,222 of accrued interest for the 2010 Convertible Note and would have terminated Northern Dynasty’s earn-in rights. In exchange for the settlement, we initiated the transfer of 199 Alaska mining claims to Northern Dynasty’s subsidiary, U5 Resources. However, since a third party filed liens against the claims before the transfer could be completed, we have not recorded the settlement transaction as of April 30, 2013, pending resolution of the lien claims. “We are unable to complete the settlement with Northern Dynasty while the lien claims are outstanding. We are vigorously disputing the lien claims and working to have them vacated.

Financing Agreement with Deer Valley Capital Offshore Ltd.

On January 19, 2012, we entered into a financing agreement (the “Deer Valley Agreement”) with Deer Valley Capital Offshore Ltd. (“Deer Valley Capital”), whereby Deer Valley Capital will provide for a non-brokered financing arrangement of up to $10,000,000. The financing allows but does not require us to issue and sell up to the number of shares of common stock having an aggregate purchase price of $10,000,000 to Deer Valley Capital. On May 1, 2012, we entered into an amendment to the Investment Agreement (the “Amendment”). Pursuant to the Amendment, the Investment Agreement will only expire upon any of the following events: (i) when the Investor has purchased an aggregate of Ten Million dollars ($10,000,000) in the shares of our common stock pursuant to the Investment Agreement; or (ii) on the date which is thirty-six (36) months after the effective date of the Investment Agreement; or (iii) at such time that the Registration Statement registering the shares of common stock contemplated by the Investment Agreement is no longer in effect. In addition, we may terminate the Investment Agreement upon thirty (30) days written notice. Subject to the terms and conditions of the Deer Valley Agreement and a registration rights agreement entered into concurrently (the “Registration Rights Agreement”), we may, in our sole discretion, deliver a notice to Deer Valley Capital which states the dollar amount which we intend to sell to Deer Valley Capital on a certain date. The amount that we shall be entitled to sell to Deer Valley Capital shall be equal to two hundred percent (200%) of the average daily volume (U.S. market only) of our shares of common stock for the ten (10) trading days prior to the applicable notice date. Such shares of our common stock will be valued at a 27.5% discount from the weighted average trading price of our stock for the five (5) trading days before Deer Valley Capital receives our notice of sale. The shares of common stock that we sell to Deer Valley Capital must be registered stock, among other conditions of investment.

Pursuant to the Registration Rights Agreement, we agreed to file a registration statement on Form S-1 with the Securities and Exchange Commission within twenty-one (21) days of the date of the Registration Rights Agreement and to have a registration statement declared effective by the Securities and Exchange Commission within one hundred and twenty (120) calendar days from January 19, 2012. The registration statement was filed on March 13, 2012 and has been declared effective. In August 2013, we decided to terminate the Deer Valley Agreement due to their violation of the payment terms pursuant to the agreement. No further shares issuances to Deer Valley Management, LLC are expected to occur. On August 7, 2013, we filed a Post-Effective Amendment to the registration statement, which de-registered the shares that were not sold under the registration statement. The amendment was declared effective on August 16, 2013.

Recent Development

KVM Investment Agreement

On October 30, 2013, we entered into an investment agreement with KVM Capital Partners LLC, a New York limited liability company (“KVM”). Pursuant to the terms of the KVM Investment Agreement, KVM committed to purchase up to $8,000,000 of our common stock over a period of up to thirty-six (36) months. From time to time during the thirty-six (36) months period commencing from the effectiveness of the registration statement, we may deliver a put notice to KVM which states the dollar amount that we intend to sell to KVM on a date specified in the put notice. The maximum investment amount per notice shall be no more than two hundred and fifty percent (250%) of the average daily volume of the common stock up to $250,000 for the ten consecutive trading days immediately prior to date of the applicable put notice. The purchase price per share to be paid by KVM shall be calculated at a twenty percent (20%) discount to the lowest volume weighted average price of the common stock as reported by Bloomberg, L.P. during the five (5) consecutive trading days immediately prior to the receipt by KVM of the put notice. We initially reserved 244,500,000 shares of our common stock for issuance under the KVM Investment Agreement.

In connection with the KVM Investment Agreement, we also entered into a registration rights agreement with KVM, pursuant to which we are obligated to file a registration statement with the SEC covering 244,500,000 shares of our common stock underlying the KVM Investment Agreement within 21 days after the closing of the transaction. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC and maintain the effectiveness of such registration statement until termination of the KVM Investment Agreement.

The KVM Investment Agreement may not be transferred and the benefits attached thereto may not be assigned.

We plan to use the proceeds from the sale of the common stock under the KVM Investment Agreement for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

Results of Operations

Material Changes in Financial Condition for the Six Month Period Ended July 31, 2013

We had cash and cash equivalents in the amount of $194,906 as of July 31, 2013 compared to $117,716 as of January 31, 2013. We had negative working capital of $5,295,628 as of July 31, 2013 compared to $(5,025,086) as of January 31, 2013. We received $669,558 net cash inflows from financing activities during the six months ended July 31, 2013 which was utilized for working capital. We also utilized our cash funds to continue exploration activities at our Hay Mountain mineral lands by working on geochemical soil, rock chip and vegetation sampling. We purchased $1,418 in new equipment during the six months ended July 31, 2013. We have been raising capital from selling equity by way of private placements. We intend to continue to raise capital from such sources. In addition, we previously entered into the Investment Agreement with Deer Valley whereby we were permitted, but not required, to issue and sell up to the number of shares of our common stock having an aggregate purchase price of $10,000,000 to Deer Valley. In addition to seeking sources of funding through the sale of equity, we may seek to enter into joint venture agreements, or other types of agreements with other companies to finance our projects for the long term. In addition, we may choose to sell a portion of our assets to finance our projects. Should our properties prove to be commercially viable, we may be in a position to seek debt financing to help build infrastructure, and finally, we eventually hope to obtain revenues from commercial mining of our properties.

Material Changes in Results of Operations for the Three and Six Month Periods Ended July 31, 2013 and July 31, 2012

We had a net loss of $640,837 and $1,027,717 for the three and six months ended July 31, 2013, respectively, compared to a net loss of $591,609 and $1,007,454 for the three and six months ended July 31, 2012, respectively. During the three and six months ended July 31, 2013 we incurred a decrease of approximately $54,745 and $127,299, respectively, in geological and geophysical costs compared to the three and six months ended July 31, 2012 due to reduced geochemical sampling and mapping being performed on our Hay Mountain project. We incurred an increase in legal expense of approximately $33,900 and $58,619 during the three and six months ended July 31, 2013, respectively, as compared to the three and six months ended July 31, 2012, due to the costs associated with defending a lien claim by a former associate. We incurred an increase in interest expense of approximately $12,885 and $22,974 during the three and six months ended July 31, 2013, respectively, as compared to the three and six months ended July, 31, 2012 due to the compounding effect this year compared to last year. We incurred an increase in investor relation expenses of approximately $82,324 and $102,031 during the three and six months ended July 31, 2013, respectively, as compared to the three and six months ended July 31, 2012 due to our efforts to increase market awareness and search for additional funding sources.

Results of Operations for the year ended January 31, 2013

We had a net loss of $(2,644,787) for the twelve-month period ended January 31, 2013 compared to a net loss of $(2,461,459) for the twelve-month period ended January 31, 2012. The two periods were comparable, and there were no significant changes in the level of expenditures by category.

Critical Accounting Policies

The condensed consolidated financial statements of Liberty Star have been prepared in conformity with accounting principles generally accepted in the United States of America. Our significant accounting policies are described in Note 2 to the consolidated financial statements included in Item 8 in our Form 10-K for the year ended January 31, 2013. The critical accounting policies adopted by our company are as follows:

Going Concern

Since we have not generated any revenue, we have negative cash flows from operations, and negative working capital we have included a reference to the substantial doubt about our ability to continue as a going concern in connection with our consolidated financial statements for the period ended April 30, 2013. Our total stockholders’ equity (deficit) at April 30, 2013 was $(5,048,085).

These condensed consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, these condensed consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Mineral claims

We account for costs incurred to acquire, maintain and explore mineral properties as charged to expense in the period incurred until the time that an ore body is established at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

Convertible promissory notes

We reviewed the convertible promissory notes and the related subscription agreements to determine the appropriate reporting within the financial statements. We report convertible promissory notes as liabilities at their carrying value less unamortized discounts in accordance with the applicable accounting guidance. We bifurcate conversion options and detachable common stock purchase warrants, and report them as liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. No gain or loss is reported when the notes are converted into shares of our common stock in accordance with the note’s terms.

Common stock purchase warrants

We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value. For common stock purchase warrants reported as a derivative liability, as well as new and modified warrants reported as equity, we utilize the Black-Scholes valuation method in order to determine fair value.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

DESCRIPTION OF BUSINESS

Business overview

Liberty Star Uranium & Metals Corp. was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on our mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current general exploration for base and precious metals. We are considered to be an exploration stage company, as we have not generated any revenues from operations.

Our current business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties in the States of Arizona and Alaska. Claims in the State of Alaska are held in the name of our wholly-owned subsidiary, Big Chunk Corp. Claims in the State of Arizona are held in the name of Liberty Star. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are described below.

North Pipes Super Project (“North Pipes” and “NPSP”): Located in Northern Arizona on the Arizona Strip, we plan to ascertain whether the NPSP claims possess commercially viable deposits of uranium and associated co-product metals. We have not identified any ore reserves to date.

Big Chunk Super Project (“Big Chunk”): Located in the Iliamna region of Southwestern Alaska, we plan to ascertain whether the Big Chunk claims possess commercially viable deposits of copper, gold, molybdenum, silver, palladium rhenium and zinc. We have not identified any ore reserves to date.

Bonanza Hills Project (“Bonanza Hills”): Located in the Iliamna region of Southwestern Alaska, our plans have been to ascertain whether the Bonanza Hills claims possess commercially viable deposits of gold and silver. We have not identified any ore reserves. Bonanza Hills is hampered by its remote location. We have completely relinquished any rights we had to Bonanza Hills.

Tombstone Super Project (“Tombstone”)(formerly referred to as Tombstone Porphyry Precious Metals Project): Tombstone is located in Cochise County, Arizona and the Super Project covers the Tombstone caldera and its environs. Within the Tombstone Caldera is the Hay Mountain target where we are concentrating our work at this time. We plan to ascertain whether the Tombstone, Hay Mountain claims possess commercially viable deposits of copper, molybdenum, gold, silver, lead, zinc, manganese and other metals including Rare Earth Elements (REE’s). We have not identified any ore reserves to date.

East Silver Bell Porphyry Copper Project (“East Silver Bell”): Located northwest of Tucson, Arizona, we plan to ascertain whether the East Silver Bell claims possess commercially viable deposits of copper. We have not identified any ore reserves to date.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. We have investigated title to all the Company’s mineral properties and, to the best of its knowledge, title to all properties are in good standing.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities, and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. We are in the exploration stage – as we have not found any mineral resources in commercially exploitable quantities.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute an ore reserve (an ore reserve is a commercially viable mineral deposit).

To date, we have not generated any revenues and we remain in the exploration stage. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

Competition

We are a mineral resource exploration stage company engaged in the business of mineral exploration. We compete with other mineral resource exploration stage companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration stage companies. The presence of competing mineral resource exploration stage companies may impact our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We also compete for mineral properties of merit with other exploration stage companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional mineral properties.

Many of the resource exploration stage companies with whom we compete may have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration stage companies that may purchase resource properties or enter into joint venture agreements with junior exploration stage companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the States of Arizona and Alaska.

We are required to perform annual assessment work in order to maintain the Big Chunk Alaska State mining claims. If annual assessment work is not performed we must pay the assessment amount in cash in order to maintain the claims. Completion of annual assessment work in the amount of $400 per 1/4 section (160 acre) claim or $100 per 1/16 section (40 acre) claim extends the claims for a one year period. Assessment work performed in excess of the required amount may be carried forward for up to 4 years to reduce future obligations for assessment work. We estimate that the required annual assessments to maintain the claims will be approximately $238,200.

The annual state rentals for the Big Chunk Alaska State mining claims vary from $70 to $280 per mineral claim and escalate with the age of the mining claim. The rental period begins at noon September 1st through the following September 1st and annual rental payments are due on November 30th of each year. Annual rent is due in full within 45 days of staking a new claim and covers the period from staking until the next September 1st. The rentals of $113,120 to extend the Big Chunk claims through September 1, 2013 were paid in November 2012. The estimated state rentals due for the Big Chunk claims by November 30, 2013 for the period from September 1, 2013 through September 1, 2014 are $113,120. Alaska State production royalty is three percent of net income. State law prescribes that after a 3.5 -year exemption from state taxes a metal mine is liable for a 15% state licensing tax on net income from the mine.

Our North Pipes claims are Federal lode mining claims located on U.S. Federal Lands and administered by the Department of Interior, Bureau of Land Management. The Bureau of Land Management (“BLM”) has prepared an environmental impact statement (“EIS”) addressing potential for contamination of significant amounts of uranium leaking into the Colorado River. The EIS indicated the danger of such contamination insignificant. Regardless, the United States Secretary of the Interior, Kenneth Salazar, through executive order has withdrawn Federal lands from locatable mineral exploration and mining North of the Grand Canyon along the Utah border in Arizona, the so-called “Arizona Strip”. Nearly 1 million acres of land managed by the BLM and the Forest Service were segregated in July 2009 by the Secretary of Interior. The executive order has resulted in the withdrawal of an area of the Arizona Strip from mining in particular, and the moratorium now is instated for the next 20 years. However, the moratorium permits existing claims and mines to continue as before, including our North Pipes lode mining claims.

We are required to pay annual rentals to maintain our North Pipes Federal lode mining claims in good standing. The rental period begins at 12:01 PM on September 1st through the following September 1st at 12:00 and rental payments are due by the first day of the rental period starting at 12:01 PM. The annual rental is $140 per claim. Additional fees of $45 per claim are due in the first year of filing a Federal lode mining claim along with the first year’s rent. The rentals of $58,380 for the period from September 1, 2012 to September 1, 2013 have been paid. The annual rentals due by September 1, 2013 of 58,380 are required to maintain the North Pipes claims are for the period from September 1, 2013 through September 1, 2014. There is no requirement for annual assessment or exploration work on the Federal lode mining claims, this having been supplanted by the rental fee. There are no royalties associated with the Federal lode mining claims.

We are required to pay annual rentals for our Federal lode mining claims for our East Silver Bell project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rental is $140 per claim. The rentals fees of $3,640 for the period from September 1, 2012 to September 1, 2013 have been paid. The annual rentals due by September 1, 2013 of $3,640 are required to maintain the East Silver Bell claims are for the period from September 1, 2013 through September 1, 2014. There is no requirement for annual assessment or exploration work on the Federal lode mining claims, this having been supplanted by the rental fee. There are no royalties associated with the Federal lode mining claims.

We are required to pay annual rentals for our Federal lode mining claims for our Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rental is $140 per claim. Additional fees of $45 per claim are due in the first year of filing a Federal lode mining claim along with the first year’s rent. The rentals and initial filing fees for the period from September 1, 2012 to September 1, 2013 have been paid. The annual rentals due by September 1, 2013 of $13,360 are required to maintain the Tombstone claims for the period from September 1, 2013 through September 1, 2014. There is no requirement for annual assessment or exploration work on the Federal lode mining claims, this having been supplanted by the rental fee. There are no royalties associated with the Federal lode mining claims. Beginning September 1, 2011 at 12:01 PM, Liberty Star started and subsequently completed staking 9 Federal lode mining claims along the east edge of old patented mining claims in the main producing part of the old Tombstone mining area. These new claims are adjacent to the south end of the Walnut Creek TS claim block and are also named the TS claims. These claims occupy fractional land areas open to location by federal lode claim

We are required to pay annual rentals for our Arizona State Land Department (“ASLD”) Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain Project in the State of Arizona. A mineral exploration permit is permission from ASLD to prospect and explore for minerals on State Trust land. Exploration is any activity conducted for the purpose of determining the existence of a valuable mineral deposit, such as: geologic mapping, drilling, geochemical sampling, and geophysical surveys. Prior to exploration, the Plan of Operations must be approved by ASLD. The permitting process for an exploration permit takes a minimum of sixty (60) days. If the application is approved, the initial rent is $2 per acre. If renewed, no additional rents are due for the second year. Rents are set at $1 per acre for years 3 thru 5. Work expenditure requirements are: $10 per acre for years 1-2; and $20 per acre for years 3-5. Removal of any minerals or materials from State Trust land without the appropriate lease or permit is prohibited. The permit is valid for one year from the due date of the rental and bond. If renewal requirements are met, the permit can be renewed annually for up to five years. If discovery of a valuable mineral deposit is made, the permitee must apply for a mineral lease before actual mining activities can begin. A mineral lease permits the mining of minerals discovered under the exploration permit. The approval process takes a minimum of six (6) months. The mineral lease is issued for a term of twenty (20) years. Leases may be renewed for an additional term. Both rents and royalties are determined by appraisal. Royalties may be based on: 1) a fixed rate subject to annual adjustment; or 2) a sliding-scale rate which is linked to a commodity index price and the operation's break-even price. There is a statutory minimum royalty rate of 2% of gross value. These AZ MEPs require a reclamation bond of $3,000 which we currently hold. The first year’s rental has been paid for these MEPs and the escalating rental is due on the anniversary of the MEP each year. After the end of the 4th year, the MEPs must transition to a State Mineral Lease upon satisfaction of the State Mineral Inspector that economic indications of a minable deposit exist. After commencement of mining, the State of Arizona shall be paid a minimal net smelter return after taking into consideration any extenuating mining challenges royalty but not less than a 2% gross royalty. The rental period begins on September 30th through the following September 29th and rental payments are due by the first day of the rental period. We hold AZ MEP permits for 7,515 acres at our Tombstone project. We paid initial rental fees from the date of application through September 29, 2012 of $8,254. Required minimum work expenditures for the period ended September 29, 2013 are $71,150. The annual rentals due by September 30, 2013 to maintain the AZ MEP permits are $7,515.

With respect to the foregoing properties, additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, and it is extremely difficult to assess the impact of any capital expenditures on earnings or our competitive position.

Personnel

Currently we employ one full time geologist who is also our CEO, CFO, and Chairman of the Board, James Briscoe. We also employ one full time executive, one full time executive assistant/accountant, one as-needed PhD consulting geologist specializing in GIS computer mapping and database creation, one full time geo-tech, who is also our manager of field operations, one investor relations representative, a part time administrative assistant, and one CPA on an as needed basis. We hire consultants for investor relations, exploration and administrative functions also on an as needed basis.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors, executive officers and significant employees, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
James Briscoe	Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Director, Former President	72	February 3, 2004
Larry Liang	Former President and Former Director(1)	33	December 29, 2009
Gary Musil	Secretary and Director	61	October 23, 2003
John Guilbert	Director	81	February 5, 2004
Keith Brill	Director	35	December 23, 2009
Pete O’Heeron	Director	50	September 6, 2012

(1)	Mr. Liang gave notice of to the Board of Directors of his resignation from all of his positions with the Company on August 27, 2013 and it was accepted on September 5, 2013.

Business Experience

James Briscoe - Chief Executive Officer, Chief Financial Officer and Chairman of the Board and Director

Mr. Briscoe was appointed as our Chief Executive Officer, President, Chairman and a director on February 3, 2004. Mr. Briscoe became the interim Chief Financial Officer on July 31, 2008. Mr. Briscoe is a Registered Professional Geologist in the states of Arizona and California. From 1996 to April 2005, Mr. Briscoe was the Vice President of Exploration, and Chairman of the Board of JABA Exploration Inc., a TSX Venture Exchange Canadian public company. Mr. Briscoe was also the President, Chief Executive Officer and a Geologist of JABA (US) Inc. and President of Compania Minera JABA, S.A. de C.V. in Mexico. Compania Minera JABA, S.A. de C.V. is no longer active and is in the process of dissolution. During the periods of time indicated below, Mr. Briscoe served in the positions listed for the following two Canadian public companies:

Company	Title	From	To

1. Excellon	VP Exploration	April 1994	January 1996
2. JABA Inc.	CEO	January 1980	April 2005

We believe Mr. Briscoe is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

Larry Liang –Former Director & Former President

Mr. Liang has a strong background in international business development both in China and the United States. As a banker and real estate broker, Mr. Liang has negotiated multi-million dollar transactions for Chinese, American and other international clients. His current focus is on entrepreneurial projects that will utilize his expertise in public and private mergers and acquisitions, joint ventures and strategic alliances. Previously, Mr. Liang had practiced corporate law for the Tian Lun Law Firm, one of southern China ’s largest law firms. He holds law degrees from the Southwest University of Political Science and Law, Chong Qing, China and from the James E. Rogers College of Law, University of Arizona, Tucson, Arizona.

We believe Mr. Lang was qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

Gary Musil – Secretary and Director

Mr. Gary Musil was appointed as one our directors on October 23, 2003 and is presently our corporate Secretary. Mr. Musil was our Chief Executive Officer and Chief Financial Officer from October 23, 2003 to February 3, 2004. Mr. Musil has more than 30 years of management and financial consulting experience. Mr. Musil has served as an officer and director on numerous public mining companies since 1988. This experience has resulted in his overseeing exploration projects in Peru, Chile, Eastern Europe (Slovak Republic), British Columbia, Ontario, Quebec and New Brunswick (Canada). Prior to this, he was employed for 15 years with Dickenson Mines Ltd. and Kam-Kotia Mines Ltd. as a controller for the producing silver/lead/zinc mine in the interior of British Columbia, Canada. Mr. Musil currently serves as an officer/director of four TSX Venture Exchange public companies in Canada. Mr. Musil has been the President, Chief Executive Officer, Chief Financial Officer and a director of International Montoro Resources Inc., a TSX Venture company and a reporting issuer in Canada, since February 1999. Mr. Musil has been the chief financial officer and secretary and a director of Belmont Resources Inc., a TSX Venture company and a reporting issuer in Canada, since August 1992. Mr. Musil has been the chief financial officer and a director of Megastar Development Corp, a TSX Venture company and a reporting issuer in Canada, since July 2006. Mr. Musil has been the Chief Financial Officer and secretary of Highbank Resources Ltd., a TSX Venture company and a reporting issuer in Canada, since December 1988.

We believe Mr. Musil is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

John Guilbert – Director

Dr. Guilbert was appointed as one of our directors on February 5, 2004. Dr. Guilbert is a Professor Emeritus at the University of Arizona and is a world-renowned geologist and author of the book The Geology of Ore Deposits, a popular 900 page text used throughout the world and a co-developer of the Lowell-Guilbert porphyry copper model and recipient of two mining awards, the R.A.F. Penrose Medal and the D.C. Jackling Award. These gold medal awards, the most coveted in American Mining, were awarded back-to-back in seccesive years. Dr. Guilbert has served as a director of Excellon Inc. a Vancouver Stock Exchange listed company from 1992 – 1996. Dr. Guilbert has served as a Board Chairman and director for JABA Inc., an Alberta Stock Exchange (later CDNX then TSX) listed company from 1996 – 2002.

We believe Dr. Guilbert is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

Keith Brill – Director

Mr. Brill was appointed as one of our directors on December 23, 2009. Mr. Brill received an International Master of Business Administration (IMBA) from the Moore School of Business, University of South Carolina in May 2005. He graduated from the South Carolina Honors College, University of South Carolina in May 2003 with a Bachelor of Science, magna cum laude, major in Economics and Finance, minor in Spanish. Mr. Brill has been a management consultant with PA Consulting Group, Inc., a leading global consulting firm, since 2004. He has provided multinational Fortune 500 companies with consulting advice on topics including cost reduction, operational efficiency, and IT strategy. Mr. Brill has extensive experience in conducting ROI analysis, developing business cases, and providing strategic financial advice on major business transformation programs.

We believe Mr. Brill is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

Pete O’Heeron – Director

Mr. O’Heeron joined the board in September, 2012. Mr. O’Heeron leads an operational investment group which identifies early stage opportunities in the medical field with strong intellectual property positions. Through his 20+ years of medical product development experience, Mr. O’Heeron brings together the resources from strategic disciplines necessary to commercialize unique technologies. Prior to founding Advanced Medical Technologies LLC, Mr. O’Heeron founded NeoSurg Technologies, Inc. to develop a minimally invasive access system. As a result of his efforts, NeoSurg Technologies was successful in developing the T2000 Minimally Invasive Access System, the world leader in reposable surgical instrumentation. Mr. O’Heeron completed the sale of NeoSurg Technologies to CooperSurgical in 2005. Mr. O’Heeron graduated from Texas State University with a BS in Healthcare Administration and a minor in Business Administration. He received his Masters in Healthcare Administration from the University of Houston. Mr. O’Heeron currently holds 5 patents and has 4 patents pending.

Family Relationships

There are no family relationships among our directors or officers.

Board and Committee Meetings

The board of directors of our company held four formal meetings in the year ended January 31, 2013 and four formal meetings in the year ended January 31, 2012. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and the By-laws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

There have been no material changes to the procedures by which our shareholders may recommend nominees to our board of directors during the year ended January 31, 2013. Shareholders may contact our President, James A. Briscoe, to recommend nominees to our board of directors.

For the year ended January 31, 2013 our only standing committee of the board of directors was our audit committee. We do not have a nominating committee or a compensation committee.

Audit Committee

Currently our audit committee consists of our entire board of directors. We do not have a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act.

During fiscal years ended January 31, 2013 and January 31, 2012, there were no special meetings held by this committee. The business of the Audit Committee was conducted by resolutions consented to in writing by all the members of the board and filed with the minutes of the proceedings of the board.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its board of directors or audit committee that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K, or who is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our consolidated financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or,

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended January 31, 2013, all filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with.

Code of Ethics

Effective March 15, 2004, our company's board of directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our company's president and secretary (being our principal executive officer, principal financial officer and principal accounting officer), as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.

full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.

accountability for adherence to the Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics requires, among other things, that all of our company's Senior Officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly Senior Officers, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal and state securities laws. Any Senior Officer who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our company. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company's Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics was filed with the Securities and Exchange Commission on March 13, 2004 as Exhibit 14.1 to our annual report. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Liberty Star Uranium & Metals Corp., 5610 E Sutler Ln, Tucson, Arizona 85712.

EXECUTIVE COMPENSATION

Following are the particulars of all compensation paid or accruing to our named executive officers for the last two fiscal years ended.

Summary Compensation Table

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Nonequity Incentive Plan Compensation (US$)	Non-qualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)(1)	Total (US$)
James Briscoe, Principal Executive Officer, CEO, CFO, Chairman and Director	2013 2012	70,000 84,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	78,000(2) 89,667(2)	$148,000 $173,667
Larry Liang, Former President & Former Director(5)	2013 2012	21,965 65,625	Nil Nil	Nil Nil	Nil 198,000 (4)	Nil Nil	Nil Nil	$15,625(3) Nil	$37,590 $263,625
Eduardo Othon Former Director & Vice President Global Business Development	2013 2012	Nil 47,500	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil $47,500

(1)

The value of perquisites and other personal benefits, securities and property for the officers that do not exceed the lesser of $10,000 or 10% of the total of the annual salary and bonus and is not reported herein.

(2)	Mr. Briscoe’s other compensation represents accrued and unpaid wages during the twelve months ended January 31, 2012 and 2013 of $89,667 and $78,000, respectively.
(3)	Mr. Liang’s other compensation represents accrued and unpaid wages during the twelve months ended January 31, 2013 of $15,625.

(4)

Mr. Liang was awarded 10,000,000 incentive stock options on January 10, 2012 with a grant date fair value of $0.022 per share. The assumptions used to determine the grant date fair value can be found in Note 8 to our audited consolidated financial statements.

(5)	Mr. Liang provided notice on August 27, 2013 of his resignation from all of his positions with the Company and it was accepted on September 5, 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of January 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards : Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards : Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
James Briscoe	52,500,000	Nil	Nil	$0.038	8/10/2015	Nil	Nil	Nil	Nil
James Briscoe	75,000	Nil	Nil	$0.88	5/21/2018	Nil	Nil	Nil	Nil
Larry Liang(2)	7,500,000	2,500,000	Nil	$0.027	1/10/2022	Nil	Nil	Nil	Nil
Larry Liang(2)	2,500,000	Nil	Nil	$0.038	8/10/2015	Nil	Nil	Nil	Nil

(1)

Eduardo Othon terminated his employment with us on November 17, 2011. He had until February 17, 2012 in order to exercise his exercisable incentive stock options. He did not exercise his incentive stock options and therefore, they expired on February 17, 2012.

(2)	Effective August 28, 2013, Mr. Liang resigned from all of his positions with the Company.

COMPENSATION PLANS

As of January 31, 2013 we had three compensation plans in place, entitled "2004 Stock Option Plan", “2007 Stock Option Plan” and “2010 Stock Option Plan”. These plans have been approved by our security holders. These plans have been given retroactive effect of the 1 for 4 reverse stock split on September 1, 2009.

Plan	Total number of securities authorized	Number of securities to be issued upon exercise of outstanding options as at January 31, 2013	Weighted-average exercise price of outstanding options as at January 31, 2013	Number of securities remaining available for further issuance as at January 31, 2013
2004 Stock Option Plan	962,500	451,375	$4.51	511,125
2007 Stock Option Plan	2,500,000	212,500	$0.88	2,287,500
2010 Stock Option Plan	95,500,000	90,875,000	$0.037	4,625,000

On January 10, 2012 we granted incentive stock options and non-qualified stock options to certain of our directors, officers, employees and consultants to purchase an aggregate of 10,500,000 shares of our common stock at an exercise price of $0.027 per share for a term expiring on January 10, 2022. The options were 50% vested upon granting and vested another 25% on January 10, 2013 and will vest another 25% on January 10, 2014. The options that were vested immediately may be exercised using a cash-less exercise formula.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Employment Contracts

We have not entered into any written employment agreements or compensation arrangements with any of our named executive officers. We have entered into a verbal agreement with James Briscoe, CEO, CFO and Director for annual salary of $148,000. We entered into a verbal agreement with Larry Liang, President and Director for annual salary of $75,000. As of the date hereof, Mr. Liang resigned from all of his positions with the Company.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common stock as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Incentive stock options were granted to directors during the fiscal year ended January 31, 2012. There was no compensation paid or accruing to any director, unless such director is also a named executive officer, during the fiscal year ended January 31, 2013.

Name	Year	Fees Earned or Paid in Cash (US$)	Stock Awards (US$)	Option Awards (US$)	Nonequity Incentive Plan Compensation (US$)	Non- qualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)(1)	Total (US$)
John Guilbert	2013	Nil	Nil	Nil	Nil	Nil	Nil	$0
Gary Musil	2013	Nil	Nil	Nil	Nil	Nil	Nil	$0
Keith Brill	2013	Nil	Nil	Nil	Nil	Nil	Nil	$0
Pete O’Heeron	2013	Nil	Nil	Nil	Nil	Nil	Nil	$0

(1) The value of perquisites and other personal benefits, securities and property for the officers that do not exceed the lesser of $10,000 or 10% of the total of the annual salary and bonus and is not reported herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our common stock beneficially owned on October 29, 2013 for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. All percentages are calculated based upon a total number of 831,522,859 shares of common stock issued and outstanding as of October 29, 2013, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
James Briscoe 5610 E Sutler Lane Tucson AZ 85712 USA	54,762,500 (2) (3)	6.19%
Gary Musil 3577 Marshall Street Vancouver BC V5N 4S2 Canada	7,547,000(3)	0.90%
John Guilbert 961 E Linda Vista Blvd. Tucson AZ 85727 USA	15,052,500(3)	1.78%
Keith Brill

250 Central Ave Apt B204 New York, NY 11559 USA	2,500,000(3)	0.30%
Larry Liang 6651 N Campbell Ave #254 Tucson, AZ 85718 USA(4)	7,500,000(3)	0.90%
Pete O’Heeron 17300 El Camino Real #110 Houston, TX 77058 USA	7,767,973(3)	0.93%
Cede & Company PO Box 20 Bowling Green Station New York, NY 10274	780,791,942	93.9%
Directors and Executive Officers as a Group	95,129,973	10.32%

(1)

Based on 831,522,859 shares of common stock issued and outstanding as of October 29, 2013. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)

There are 2,187,500 shares that are held by Alaska Star Minerals LLC. James Briscoe beneficially owns 100% of the membership interest in Alaska Star Minerals LLC. There are 52,575,000 incentive stock options granted to James Briscoe under the 2004, 2007 and 2010 stock option plans that are exercisable at September, 2013.

(3)	Includes incentive stock options granted under the 2004, 2007 and 2010 stock option plans that are exercisable at September 17, 2013.

(4)

Mr. Liang resigned from all of his positions with the Company effective August 28, 2013. As a result, Mr. Liang must exercise options prior to 90 days from his resignation or the options will be forfeited.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following is a description of transactions since February 1, 2011 to which the Company has been a party in which the amount involved exceed or will exceed $120,000 and in which any of the person who serves as our director and executive officer or with any beneficial owners of more than 5% of our common stock, or entities affiliated with them, had or will have a direct or indirect material interest.

We entered into the following transactions with related parties during the three and six months ended July 31, 2013:

Paid or accrued rent of $1,566 and $3,132 for the three and six months ended July 31, 2013. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month.

At July 31, 2013 we had a balance of accrued unpaid wages of $296,867 to Jim Briscoe, our Chairman of the Board, CEO and CFO.

For the three and six months ending July 31, 2013, we recognized compensation expense of $12,843 and $25,686, respectively, for stock options granted to officers and board members.

We entered into the following transactions with related parties during the year ended January 31, 2013:

Paid or accrued $6,785 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month.

At January 31, 2013 we had a balance of accrued unpaid wages of $261,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO.

At January 31, 2013 we had a balance of accrued unpaid wages of $15,625 to Larry Liang, our Former President.

We recognized compensation expense of $49,500 for stock options granted to an officer.

We have an option to explore 26 standard Federal lode mining claims at the East Silver Bell project and 33 standard Federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2013 we paid $8,254 in rental fees to maintain the mineral claims in good standing. The original option agreement was for the period from April 11, 2008 through January 1, 2011 and has been extended through June 1, 2013

We entered into the following transactions with related parties during the year ended January 31, 2012:

Paid or accrued $6,263 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month.

At January 31, 2012 we had a balance of accrued unpaid wages of $183,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO.

We recognized compensation expense of $99,000 for stock options granted to officers and board members.

We have an option to explore 26 standard Federal lode mining claims at the East Silver Bell project and 33 standard Federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2012 we paid $8,254 in rental fees to maintain the mineral claims in good standing. The original option agreement was for the period from April 11, 2008 through January 1, 2011 and has been extended through June 1, 2012.

Director Independence

Quotations for the Company’s common stock are entered on the OTCQB inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company does not have any independent directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

SELLING STOCKHOLDER

We are registering for resale shares of our common stock that are issued and outstanding held by the selling stockholder identified below. We are registering the shares to permit the selling stockholder to resell the shares when and as it deems appropriate in the manner described in the “Plan of Distribution.” As of the date of this Prospectus, there are 826,499,603 shares of common stock issued and outstanding.

The following table sets forth:

  the name of the selling stockholder,
  the number of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this Prospectus, the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this Prospectus, and the number and percentage of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

The selling stockholder has never served as our officer or director or any of its predecessors or affiliates within the last three years, nor has the selling stockholder had a material relationship with us. The selling stockholder is neither a broker-dealer nor an affiliate of a broker-dealer. The selling stockholder did not have any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

The selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholder will sell all of the shares offered for sale. The selling stockholder is under no obligation, however, to sell any shares pursuant to this Prospectus.

Number of
Shares of
	Shares of	Maximum	Common
	Common Stock	Number of	Stock
	Beneficially	Shares of	Beneficially	Percent
	Owned prior to	Common Stock	Owned after	Ownership
Name	Offering (1)	to be Offered	Offering	after Offering

KVM Capital Partners (2)	0	244,500,000	0	0%

(1)

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)	Includes 244,500,000 shares issuable to KVM pursuant to the KVM Investment Agreement. Neil Kleinman has the voting and dispositive power over the shares owned by KVM.

PLAN OF DISTRIBUTION

Pursuant to the terms of the KVM Investment Agreement, KVM committed to purchase up to $8,000,000 of our common stock over a period of up to thirty-six (36) months. From time to time during the thirty-six (36) months period commencing from the effectiveness of the registration statement, we may deliver a put notice to KVM which states the dollar amount that we intend to sell to KVM on a date specified in the put notice. The maximum investment amount per notice shall be no more than two hundred and fifty percent (250%) of the average daily volume of the common stock up to $250,000 for the ten consecutive trading days immediately prior to date of the applicable put notice. The purchase price per share to be paid by KVM shall be calculated at a twenty percent (20%) discount to the lowest volume weighted average price of the common stock as reported by Bloomberg, L.P. during the five (5) consecutive trading days immediately prior to the receipt by KVM of the put notice. We initially reserved 244,500,000 shares of our common stock for issuance under the KVM Investment Agreement.

In connection with the KVM Investment Agreement, we also entered into a registration rights agreement with KVM, pursuant to which we are obligated to file a registration statement with the SEC covering 244,500,000 shares of our common stock underlying the KVM Investment Agreement within 21 days after the closing of the transaction. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC and maintain the effectiveness of such registration statement until termination of the KVM Investment Agreement.

At an assumed purchase price of $0.016 (equal to 80% of the closing price of our common stock of $0.02 on October 29, 2013), we will be able to receive up to $3,912,000 in gross proceeds, assuming the sale of the entire 244,500,000 shares being registered hereunder pursuant to the KVM Investment Agreement. Accordingly, we would be required to register additional 255,500,000 shares to obtain the balance of $4,088,000 under the KVM Investment Agreement. We are currently authorized to issue 1,250,000,000 shares of our common stock. We may be required to increase our authorized shares in order to receive the entire purchase price. KVM has agreed to refrain from holding an amount of shares which would result in KVM owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
  through the writing of options on the shares;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Pursuant to the KVM Investment Agreement, the Company may enter into an agreement with a registered broker-dealer to act as a placement agent. The Company has no intention to engage a placement agent in connection with this registration statement, and has not had any discussions with any broker-dealers. Additionally, KVM does not have the right to require the Company to engage a placement agent, or pick the broker-dealer to act as placement agent. Furthermore, the engagement of a placement agent does not impact KVM’s obligation to provide the Company cash funds in connection with the delivery of a put notice.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. Notwithstanding the foregoing, if the Company decides to engage a placement agent in connection with this registration statement, then the Company shall be obligated to pay the fees connected to the placement agent. This may result in the Company receiving less than the expected total proceeds of $5,000,000.

KVM has agreed to pay all fees and expenses incident to the registration of the shares of common stock. KVM intends to sell/distribute the shares of common stock that they acquire from the Company in the open market.

The selling stockholder shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If the selling stockholder uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, KVM is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed KVM that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised KVM of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to the KVM Investment Agreement, KVM shall not sell stock short, either directly or indirectly through its affiliates, principals or advisors, our common stock during the term of the agreement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

We are authorized to issue 1,250,000,000 shares of common stock, $0.00001 par value per share.

Common Stock

As of October 29, 2013, 831,522,859 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Warrants

As of April 30, 2013, there were 96,904,505 whole share purchase warrants outstanding and 96,873,255 exercisable. The warrants have a weighted average remaining life of 1.28 years and a weighted average exercise price of $0.057 per whole warrant for one common share. Whole share purchase warrants outstanding at April 30, 2013 are as follows:

	Number of whole share	Weighted average exercise
	purchase warrants	price per share
Outstanding, January 31, 2013	94,963,129	$0.058
Issued	4,974,994	0.017
Exercised	(3,033,618)	0.002

Outstanding, April 30, 2013	96,904,505	$0.057
Exercisable, April 30, 2013	96,873,255	$0.057

Options

During the six months ended July 31, 2013 there were no stock options granted. At July 31, 2013 there were 903,500 non-qualified stock options outstanding with a weighted average exercise price of $ $1.429 per option; of those options 872,250 are exercisable. At July 31, 2013 there were 90,635,375 incentive stock options outstanding with a weighted average exercise price of $ $0.047 per option; of those options 88,072,875 are exercisable with a weighted average exercise price of $0.048.

During the three and six months ended July 31, 2013 we recognized $12,843 and $47,828, respectively, of compensation expense related to incentive and non-qualified stock options previously granted to officers, employees and consultants.

Dividends

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, PC, Lawrenceville, New Jersey.

EXPERTS

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by Malone Bailey LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

Liberty Star Uranium & Metals Corp.
(An Exploration Stage Company)
July 31, 2013

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 31,	January 31,
	2013	2013

Assets

Current:
Cash and cash equivalents	$194,906	$117,716
Stock subscription receivable	25,000	-
Prepaid expenses and supplies	6,592	8,662
Total current assets	226,498	126,378

Property and equipment, net	66,164	81,200
Total assets	$292,662	$207,578

Liabilities and Stockholders' Deficit

Current:
Current portion of long-term debt	$5,336	$5,089
Convertible promissory note	3,730,174	3,730,174
Accounts payable and accrued liabilities	229,095	151,480
Accrued wages to related parties	312,492	276,992
Accrued interest	1,210,695	972,617
Warrant liability	34,334	15,112
Total current liabilities	5,522,126	5,151,464

Long-term debt, net of current portion	9,573	12,305

Total liabilities	5,531,699	5,163,769

Stockholders' deficit
Common stock - $.00001 par value; 1,250,000,000 shares authorized; 823,918,971 and 644,631,457 shares issued and outstanding	8,240	7,408
Additional paid-in capital	48,656,488	47,912,449
Deficit accumulated during the exploration stage	(53,903,765)	(52,876,048)
Total stockholders' deficit	(5,239,037)	(4,956,191)

Total liabilities and shareholders' deficit	$292,662	$207,578

The Accompanying Notes are an Integral Part of the Condensed Consolidated Unaudited Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGECOMPANY)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended		Period from Inception
	July 31,		July 31,		(August 20, 2001)
	2013	2012	2013	2012	to July 31, 2013)
Revenues	$-	$-	$-	$-	$-
Expenses:
Geological and geophysical costs	165,968	220,713	184,536	311,835	15,550,077
Salaries and benefits	80,518	90,832	161,131	180,679	4,429,646
Public relations	85,813	3,489	112,653	10,622	967,863
Depreciation	8,247	11,065	16,454	23,353	937,594
Legal	49,345	15,445	88,106	29,487	1,055,436
Professional services	24,524	47,338	40,053	67,850	1,416,181
General and administrative	72,323	50,994	146,568	118,750	2,549,880
Travel	12,578	16,981	17,704	19,308	291,340
Settlement expense	-	-	-	-	13,241,020
Loss on sale of assets	-	-	-	12,119	54,572
Impairment loss	-	-	-	-	16,092,870
Net operating expenses	499,316	456,857	767,205	774,003	56,586,479
Loss from operations	(499,316)	(456,857)	(767,205)	(774,003)	(56,586,479)

Other income (expense):
Interest income	7	50	8	115	198,766
Interest expense	(124,859)	(111,974)	(241,298)	(218,324)	(6,616,454)
Debt conversion expense	-	-	-	-	(103,437)
Gain (loss) on change in fair value of warrant liability	(16,669)	(22,828)	(19,222)	(15,242)	(3,654,420)
Other income	-	-	-	-	1,350,390
Income from Elle Venture	-	-	-	-	300,000
Foreign exchange gain	-	-	-	-	505
Gain on settlement of debt to related party	-	-	-	-	7,366
Total other income (expense)	(141,521)	(134,752)	(260,512)	(233,451)	(8,517,284)
Net loss	(640,837)	(591,609)	(1,027,717)	(1,007,454)	(65,103,763)

Basic and diluted net loss per share of common stock	(0.00)	(0.00)	(0.00)	(0.00)	N/A
Basic and diluted weighted average number of shares of common stock outstanding	796,770,075	650,995,705	776,989,500	646,626,752	N/A

The Accompanying Notes are an Integral Part of the Condensed Consolidated Unaudited Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGECOMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

			Period from Inception
	Six Months Ended July 31,		(August 20, 2001)
	2013	2012	to July 31, 2013

Cash flows from operating activities:
Net loss	$(1,027,717)	$(1,007,454)	$(65,103,763)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	16,454	23,353	937,594
Amortization of deferred financing charges	-	-	542,716
Amortization of discount on convertible promissory notes	-	-	3,632,995
Mineral claim costs	-	-	343,085
Impairment loss	-	-	16,092,870
Expenses capitalized to debt	-	-	730,174
(Gain) loss on sale of fixed assets	-	12,119	54,572
(Gain) loss on change in fair value of warrant liability	19,222	15,242	3,654,420
Share based compensation	47,828	25,999	4,585,757
Share and warrant based payments	-	-	13,795,973
Common shares issued for third party services	-	-	91,140
Non-cash other income from sale of mineral claims	-	-	(1,000,000)
Interest paid through issuance of debt	-	-	282,569
Changes in assets and liabilities:
Prepaid expenses and supplies	2,070	1,508	35,855
Other current assets	-	-	(7,875)
Other assets	-	3,000	(25,000)
Certificate of deposit	-	-	(11,435)
Accounts payable and accrued expenses	77,615	95,056	223,078
Accrued wages related parties	35,500	38,250	312,492
Accrued interest	238,078	216,733	1,618,896
Cash flows from operating activities:	(590,950)	(576,194)	(19,213,887)

Cash flows from investing activities:
Proceeds from the sale of fixed assets	-	-	407,327
Proceeds from redemption of certificate of deposit	-	-	216,232
Purchase of certificate of deposit	-	-	(204,797)
Purchase of equipment	(1,418)	-	(1,186,111)
Net cash used in investing activities	(1,418)	-	(767,349)

Cash flows from financing activities:
Principal activity on long-term debt	(2,485)	(2,260)	(507,431)
Principal activity on capital lease obligation	-	-	(39,298)
Principal activity on convertible promissory notes	-	-	(286,227)
Proceeds from the issuance of common stock, net of expenses	672,043	632,884	15,037,802
Proceeds from the sale of convertible promissory notes	-	-	5,772,371
Proceeds from the long-term debt	-	-	198,925
Net cash provided by financing activities	669,558	630,624	20,176,142

Increase (decrease) in cash	77,190	54,430	194,906
Cash, beginning of period	117,716	155,869	-
Cash, end of period	$194,906	$210,299	$194,906

Income tax paid	$-	$-	$-
Interest paid during the period	$777	$1,077	$208,862

Non- Cash Investing and Financing Activities:
Stock subscription receivable	$25,000

The Accompanying Notes are an Integral Part of the Condensed Consolidated Unaudited Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – Interim financial statement disclosure

The condensed consolidated financial statements included herein have been prepared by Liberty Star Uranium & Metals Corp. without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and should be read in conjunction with our annual report on Form 10-K for the year ended January 31, 2013 as filed with the SEC under the Securities and Exchange Act of 1934 (the “Exchange Act”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, as permitted by the SEC, although we believe the disclosures which are made are adequate to make the information presented not misleading. The condensed consolidated financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly our financial position at July 31, 2013 and the results of our operations and cash flows for the periods presented.

Interim results are subject to significant seasonal variations and the results of operations for the three and six months ended July 31, 2013 are not necessarily indicative of the results to be expected for the full year.

NOTE 2– Going concern

The Company is in the exploration stage, has incurred losses from operations, and requires additional funds for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financings, debt financings or joint venture agreements, and off-take agreements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – Common stock

Our common shares are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

In February, March and April, 2013, we issued 22,874,405 shares for gross proceeds of $200,000 related to the investment agreement with Deer Valley Management, LLC.

In February, 2013, we sold 3,448,276 units to one investor for gross proceeds of $40,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0162 until February 7, 2016.

In February, 2013, we issued 1,526,718 units to one investor in exchange for gross proceeds of $20,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0183 until February 15, 2016.

In April, 2013, one investor exercised 3,033,618 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 2,500,000 shares of common stock and cancelled 533,618 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

In May, June and July, 2013, we issued 31,270,958 shares for gross proceeds of $255,000 related to the investment agreement with Deer Valley Management, LLC. As of July 31, 2013, we had not yet received payment for one transaction valued at $25,000. Subsequent to July 31, 2013, we received $5,000 for this transaction and expect to receive the remaining $20,000 over a period of several months. In August 2013, we decided to terminate the investment agreement with Deer Valley Management, LLC due to their violation of the payment terms pursuant to the investment agreement. No further shares issuances to Deer Valley Management, LLC are expected to occur.

In May, June and July, 2013, we sold 18,001,184 units to five investors for gross proceeds of $182,043. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. The share purchase warrants entitle the investors to purchase one additional common share of our company at prices ranging between of $0.0116 and $0.0173 until July 30, 2016.

In June, 2013, one investor exercised 4,263,989 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 3,587,165 shares of common stock and cancelled 678,824 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

During the six months ended July 31, 2013 there were no stock options granted. At July 31, 2013 there were 903,500 non-qualified stock options outstanding with a weighted average exercise price of $ $1.429 per option; of those options 872,250 are exercisable. At July 31, 2013 there were 90,635,375 incentive stock options outstanding with a weighted average exercise price of $ $0.047 per option; of those options 88,072,875 are exercisable with a weighted average exercise price of $0.048.

During the three and six months ended July 31, 2013 we recognized $12,843 and $47,828, respectively, of compensation expense related to incentive and non-qualified stock options previously granted to officers, employees and consultants.

As of July 31, 2013, there were 110,641,700 whole share purchase warrants outstanding and 110,610,450 exercisable. The warrants have a weighted average remaining life of 1.30 years and a weighted average exercise price of $$0.052 per whole warrant for one common share. Whole share purchase warrants outstanding at July 31, 2013 are as follows:

	Number of whole share	Weighted average exercise
	purchase warrants	price per share
Outstanding, January 31, 2013	94,963,129	$0.058
Issued	22,976,178	0.015
Exercised	(7,297,607)	0.002

Outstanding, July 31, 2013	110,641,700	$0.052
Exercisable, July 31, 2013	110,610,450	$0.052

NOTE 4 – Related party transactions

We entered into the following transactions with related parties during the three and six months ended July 31, 2013:

Paid or accrued rent of $1,566 and $3,132 for the three and six months ended July 31, 2013. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month.

At July 31, 2013 we had a balance of accrued unpaid wages of $296,867 to Jim Briscoe, our Chairman of the Board, CEO and CFO.

For the three and six months ending July 31, 2013, we recognized compensation expense of $12,843 and $25,686, respectively, for stock options granted to officers and board members.

NOTE 5 – Fair value of financial instruments

Our financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, convertible notes payable, notes payable, and warrant liability. It is management's opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. With the exception of the warrant liability, the fair value of these financial instruments approximates their carrying values based on their short maturities or for long-term debt based on borrowing rates currently available to us for loans with similar terms and maturities, which represent Level 3 input. Gains and losses recognized on changes in estimated fair value of the warrant liability are reported in other income (expense) as gain (loss) on change in fair value.

We estimate the fair value of the warrant liability using level 3 inputs and the Black-Scholes valuation model. We use historical volatility as a method to estimate expected volatility. At July 31, 2013 and January 31, 2013 we had 2,500,000 whole share purchase warrants outstanding that contain a full ratchet down anti-dilution provision which is triggered if we enter into any lower priced issuance than $0.0264 per common share. We used the following assumptions to estimate the fair value of the warrant liability at July 31, 2013 and January 31, 2013:

	Expected	Expected dividend	Expected	Risk-free interest
Description	volatility	yield	term	rate
W arrant liability at July 31, 2013	131.40%	0%	3.01 years	1.00%
W arrant liability at January 31, 2013	99.80%	0%	3.59 years	0.65%

Fair value measurements at reporting date using:
		Quoted prices in		Significant
		active markets for	Significant other	unobservable
		identical liabilities	observable inputs	inputs
Description	July 31, 2013	(Level 1)	(Level 2)	(Level 3)
Warrant liability	$34,364	-	- $	34,364

Fair value measurements using
unobservable inputs (Level 3):
Description	Warrant liability
Balance, January 31, 2013	$15,112
Total (gains) or losses	19,222
Purchases, issuances and	-
Transfers in or out of Level	-
Balance, July 31, 2013	$34,334

NOTE 6 – Subsequent events

In August, 2013, we entered into a promissory note (the “August 2013 Note”) for a principal sum of $555,000 plus accrued and unpaid interest and any other fees. The consideration is up to $500,000, which would produce an original issue discount of $55,000 if all the consideration is received. The lender paid $150,000 upon closing pursuant to the terms of the August 2013 Note. The August 2013 Note has a maturity of one year from the delivery of each payment. The August 2013 Note may be convertible into shares of common stock of our company at any time from 180 days after the date of each payment of consideration, at a conversion price which is 70% of the average of the three lowest closing prices in the 20 trading days previous to the conversion. We may repay the August 2013 Note at any time on or before 90 days from the effective date of the August 2013 Note with an interest rate of 0%, after which we may not make any further payments on the August 2013 Note prior to the maturity date without written approval from the lender. If we elect not to repay the August 2013 Note on or before 90 days from the effective date of the August 2013 Note, a one-time interest charge of 12% will be applied to the principal sum.

In August, 2013, we sold 423,135 units to one investor for gross proceeds of $7,938. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0263 until August 2, 2016.

In September, 2013, we sold 2,157,497 units to one investor for gross proceeds of $50,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0324 until September 5, 2016.

In September, 2013, we granted 7,423,625 stock options to one director and three employees in exchange for services rendered.

In September, 2013, we entered into an agreement to issue 5,023,256 shares of common stock in exchange for services. We are not obligated to deliver one half of the shares if we do not exercise our option to use the service provider after six months. The shares are in the process of being issued.

NOTE 7 – Reclassifications

Certain amounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Liberty Star Uranium & Metals Corp.
(An Exploration Stage Company)
January 31, 2013

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Liberty Star Uranium & Metals Corp.

We have audited the accompanying consolidated balance sheet of Liberty Star Uranium & Metals Corp. and its subsidiaries (an exploration stage company) (collectively, the “Company”) as of January 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position Star Uranium & Metals Corp. and its subsidiaries as of January 31, 2013 and 2012, and the results of their operations, changes in stockholders’ equity (deficit), and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company is in the exploration stage, has suffered recurring losses from operations, and requires additional funds for further exploratory activity prior to attaining a revenue generating status. In addition, the Company may not find sufficient ore reserves to be commercially mined. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ MaloneBailey, LLP
Houston, Texas
May 16, 2013

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

ASSETS

	January 31, 2013	January 31, 2012
Current:
Cash and cash equivalents	$117,716	$155,869
Prepaid expenses and supplies	8,662	14,151
Total current assets	126,378	170,020

Property and equipment, net	81,200	129,510
Certificates of deposit	-	3,000

Total assets	$207,578	$302,530

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current:
Current portion of long-term debt	$5,089	$4,631
Convertible promissory note	3,730,174	3,730,174
Accounts payable and accrued liabilities	151,480	12,470
Accrued wages to related parties	276,992	183,367
Accrued interest	972,617	526,971
Warrant liability	15,112	53,948
Total current liabilities	5,151,464	4,511,561

Long-term debt, net of current portion	12,305	17,393

Total liabilities	5,163,769	4,528,954

Stockholders’ equity (deficit)
Common stock - $.00001 par value; 1,250,000,000 shares authorized; 740,710,265 and 635,899,389 shares issued and outstanding	7,408	6,359
Additional paid-in capital	47,912,449	45,998,478
Deficit accumulated during the exploration stage	( (52,876,048)	(50,231,261)
Total stockholders’ equity (deficit)	(4,956,191)	(4,226,424)

Total liabilities and stockholders’ equity (deficit)	$207,578	$302,530

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

				Cumulative from
				date of inception
				(August 20, 2001)
	For the twelve	For the twelve		to
	months ended	months ended		January 31, 2013
	January 31, 2013	January 31, 2012		(unaudited)
Revenues	$-	$-		$-

Expenses:
Geological and geophysical costs	1,105,960	1,107,560		15,365,540
Salaries and benefits	352,159	434,149		4,268,515
Public relations	78,729	52,440		855,211
Depreciation	41,610	63,297		921,140
Legal	72,754	65,385		967,331
Professional services	107,540	81,788		1,376,128
General and administrative	430,877	260,315		2,403,313
Travel	31,129	51,018		273,636
Settlement expense	-	-		13,241,020
Impairment loss	-	-		16,092,870
Net operating expenses	2,220,758	2,115,952		55,764,704

Gain (loss) on sale of assets	(12,119)	-		(54,572)
Loss from operations	(2,232,877)	(2,115,952)		(55,819,276)

Other income (expense):
Interest income	134	869		198,758
Interest expense	(450,880)	(364,804)		(6,375,156)
Debt conversion expense	-	-		(103,437)
Gain (loss) on change in fair value of warrant liability	38,836	18,428		(3,635,198)
Other income	-	-		1,350,390
Income from Elle Venture	-	-		300,000
Foreign exchange gain	-	-		505

Gain on settlement of debt to related party	-	-		7,366
Total other income (expense)	(411,910)	(345,507)		(8,256,772)

Net (loss)	(2,644,787)	(2,461,459)		(64,076,048)

Basic and diluted net loss per share of common stock	$(0.00)	$(0.00)	$	N/A

Basic and diluted weighted average number of shares of common stock outstanding	677,767,166	618,542,673		N/A

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional	Deficit accumulated	Total
	Common stock		paid-in	during	stockholders’
	Shares	Amount	capital	the exploration stage	equity (deficit)
Balance, August 20, 2001 (Date of inception)(unaudited)	-	$-	$-	$-	$-
Common stock issued for cash	5,000,000	50	99,950	-	100,000
Net loss for the period from inception, August 20, 2001, to January 31, 2004	-	-	-	(132,602)	(132,602)
Balance, January 31, 2004 (unaudited)	5,000,000	50	99,950	(132,602)	(32,602)
Acquisition, February 3, 2004	4,375,000	44	15,924,956	-	15,925,000
Issuance of common stock and warrants private placement	650,000	7	2,999,993	-	3,000,000
Options issued for services	-	-	94,350	-	94,350
Return of shares	(1,750,000)	(18)	(11,199,982)	11,200,000	-
Net loss for the year ended January 31, 2005	-	-	-	(18,392,024)	(18,392,024)
Balance, January 31, 2005 (unaudited)	8,275,000	83	7,919,267	(7,324,626)	594,724
Issuance of common stock and warrants private placement	972,172	10	5,052,722	-	5,052,732
Net loss for the year ended January 31, 2006	-	-	-	(4,627,965)	(4,627,965)
Balance, January 31, 2006 (unaudited)	9,247,172	93	12,971,989	(11,952,591)	1,019,491
Issuance of common stock private placement	990,596	10	2,545,985	-	2,545,995
Issuance of common stock for services	37,500	-	93,000	-	93,000
Expenses of common stock issuance	-	-	(320,000)	-	(320,000)
Options granted to consultants and employees	-	-	832,343	-	832,343
Net loss for the year ended January 31, 2007	-	-	-	(3,267,948)	(3,267,948)
Balance, January 31, 2007 (unaudited)	10,275,268	103	16,123,317	(15,220,539)	902,881
Issuance of common stock private placement	429,700	4	1,074,413	-	1,074,417
Issuance of common stock for services	28,000	-	54,540	-	54,540
Issuance of common stock for conversion of promissory note	99,884	1	259,698	-	259,699
Options granted to employees and consultants	-	-	358,646	-	358,646
Issuance of common stock purchase warrants	-	-	1,421,538	-	1,421,538
Beneficial conversion feature of convertible promissory notes	-	-	1,842,734	-	1,842,734
Net loss for the year ended January 31, 2008	-	-	-	(5,697,935)	(5,697,935)
Balance, January 31, 2008 (unaudited)	10,832,852	108	21,134,886	(20,918,474)	216,520
Issuance of common stock for conversion or payment of promissory note	37,646,325	376	1,839,135	-	1,839,511
Issuance of common stock for inducement to convert promissory note	7,500	-	9,000	-	9,000
Reduction of conversion price for inducement to convert promissory note	-	-	94,437	-	94,437
Stock based compensation	-	-	576,244	-	576,244
Common stock purchase warrants exercise price reduction	-	-	67,700	-	67,700
Net loss for the year ended January 31, 2009	-	-	-	(4,176,066)	(4,176,066)
Balance, January 31, 2009 (unaudited)	48,486,677	484	23,721,402	(25,094,540)	(1,372,654)
Issuance of common stock for conversion or payment of promissory note	199,170,302	1,992	603,661	-	605,653
Beneficial conversion feature of convertible promissory notes	-	-	330,366	-	330,366
Net loss for the year ended January 31, 2010	-	-	-	(2,809,843)	(2,809,843)
Balance, January 31, 2010 (unaudited)	247,656,979	2,476	24,655,429	(27,904,383)	(3,246,478)
Issuance of common stock for conversion or payment of promissory note	187,127,678	1,872	273,105	-	274,977
Issuance of common stock and warrants private placement, net	31,778,484	318	1,284,363	-	1,284,681
Exercise of common stock purchase warrants	135,848,741	1,358	1,880,588	-	1,881,946
Issuance and modification of common stock purchase warrants	-	-	15,089,884	-	15,089,884
Stock based compensation	-	-	2,530,750	-	2,530,750
Net loss for the year ended January 31, 2011	-	-	-	(19,865,419)	(19,865,419)
Balance, January 31, 2011 (unaudited)	602,411,882	6,024	45,714,119	(47,769,802)	(2,049,659)
Cashless exercise of common stock purchase warrants	22,687,507	227	(227)	-	-
Issuance of common stock and warrants private placement, net	10,800,000	108	253,012	-	253,120
Stock based compensation	-	-	103,950	-	103,950
Recognition of derivative liabilities into Additional Paid-In Capital			(72,376)		(72,376)
Net loss for the year ended January 31, 2012	-	-	-	(2,461,459)	(2,461,459)
Balance, January 31, 2012	635,899,389	$6,359	$45,998,478	$(50,231,261)	$(4,226,424)
Cashless exercise of common stock purchase warrants	20,555,571	205	(205)	-	-
Issuance of common stock and warrants private placement, net	17,225,537	173	512,711	-	512,884
Issuance of common shares for cash pursuant to investment agreement	59,670,369	597	1,174,403	-	1,175,000
Issuance of common stock for third party service	7,359,399	74	91,066		91,140
Stock based compensation	-	-	135,996	-	135,996
Net loss for the year ended January 31, 2013	-	-	-	(2,644.787)	(2,644,787)
Balance, January 31, 2013	740,710,265	$7,408	$47,912,449	$(52,876,048)	$(4,956,191)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

				Cumulative from
				date of inception
			For the twelve	(August 20, 2001)
		For the twelve	months ended	to
		months ended	January 31,	January 31, 2013
		January 31, 2013	2012	(unaudited)
Net change in cash and cash equivalents
Cash flows from operating activities:
Net (loss)		$(2,644,787)	$(2,461,459)	$(64,076,048)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation		41,610	63,297	921,140
Amortization of deferred financing charges		-	-	542,716
Amortization of discount on convertible promissory notes		-	-	3,632,995
Mineral claim costs		-	-	343,085
Impairment loss		-	-	16,092,870
Expenses capitalized to debt			730,174	730,174
(Gain) loss on disposition of fixed assets		12,119	-	54,572
(Gain) loss on change in fair value of warrant liability		(38,836)	(18,428)	3,635,198
Share based compensation		135,996	103,950	4,537,929
Share and warrant based payments		-	-	13,795,973
Common shares issued for third party services		91,140	-	91,140
Non-cash other income from sale of mineral claims		-	-	(1,000,000)
Interest paid through issuance of debt		-	-	282,569
Changes in assets and liabilities:
Prepaid expenses and supplies		5,489	(6,091)	33,785
Other current assets		-	-	(7,875)
Other assets		-	-	(25,000)
Certificate of Deposit		-	-	(11,435)
Accounts payable and accrued expenses		139,010	(27,845)	145,465
Accrued wages related parties		93,625	89,667	276,992
Accrued interest		445,646	362,588	1,380,818
Net cash used in operating activities		(1,718,988)	(1,164,147)	(18,622,937)

Cash flows from investing activities:
Proceeds from the sale of fixed assets		-	-	407,327
Proceeds from redemption of certificate of deposit		3,000	-	216,232
Purchase of certificate of deposit		-	-	(204,797)
Purchase of equipment		(5,419)	(29,656)	(1,184,693)
Net cash provided by (used in) investing activities		(2,419)	(29,656)	(765,931)

Cash flows from financing activities:
Principal activity on long-term debt		(4,630)	(3,763)	(504,946)
Principal activity on capital lease obligation		-	-	(39,298)
Principal activity on convertible promissory notes		-	-	(286,227)
Proceeds from the issuance of common stock, net of expenses		1,687,884	253,120	14,365,759
Proceeds from the sale of convertible promissory notes		-	-	5,772,371
Proceeds from long-term debt		-	-	198,925
Net cash provided by financing activities		1,683,254	249,357	19,506,584

Net increase (decrease) in cash and cash equivalents for period		(38,153)	(944,446)	117,716

Cash and cash equivalents, beginning of period		155,869	1,100,315	-

Cash and cash equivalents, end of period		$117,716	$155,869	$117,716

Income tax paid		$-	$-	$-
Interest paid during the period		5,234	2,216	208,085

NON-CASH INVESTING AND FINANCING ACTIVITIES
Recognition of derivative liabilities to additional paid-in capital	$	- $	72,376
Common stock issued for exercise of warrants		$206	$227

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization

Liberty Star Uranium & Metals Corp. (the “Company”, “we” or “Liberty Star”) was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on the Company’s mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. We are considered to be an exploration stage company, as we have not generated any revenues from operations.

These consolidated financial statements include the results of operations and cash flows of Liberty Star Uranium & Metals Corp. and its wholly owned subsidiaries, Big Chunk and Redwall, from the dates of acquisition. All significant intercompany accounts and transactions were eliminated upon consolidation.

These consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) with the on-going assumption that we will be able to realize our assets and discharge our liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about our ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should we be unable to continue as a going concern. Our operations have primarily been funded by the issuance of common stock and debt. Continued operations are dependent on our ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings, joint venture agreements or debt. Such financings may not be available, or may not be available on reasonable terms.

NOTE 2 – Summary of significant accounting policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements. The significant accounting policies adopted by the Company are as follows:

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The valuation of stock-based compensation, classification and valuation of common stock purchase warrants, classification and value of embedded conversion options, value of beneficial conversion features, valuation allowance on deferred tax assets, the determination of useful lives and recoverability of depreciable assets, accruals, and contingencies are significant estimates made by management. It is at least reasonably possible that a change in these estimates may occur in the near term.

Principles of consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Big Chunk and Redwall, from the dates of acquisition, February 5, 2004 and August 31, 2007, respectively. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Cash and cash equivalents
We consider cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. We maintain our cash in bank deposit accounts which, for periods of time, may exceed federally insured limits. At January 31, 2013 and 2012, we had cash in bank deposit accounts that exceeded federally insured limits of $0 and $0, respectively.

Mineral claim costs
We account for costs incurred to acquire, maintain and explore mineral properties as a charge to expense in the period incurred until the time that a proven mineral resource is established, at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 2 – Summary of significant accounting policies - continued

Property and equipment
Property and equipment is stated at cost. We capitalize all purchased equipment over $500 with a useful life of more than one year. Depreciation is calculated using the straight line method over the estimated useful lives of the assets. Leasehold improvements are stated at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter. Maintenance and repairs are expensed as incurred while betterments or renewals are capitalized. Property and equipment is reviewed periodically for impairment. The estimated useful lives range from 3 to 7 years.

Convertible promissory notes
We report convertible promissory notes as liabilities at their carrying value less unamortized discounts, which approximates fair value. We bifurcate conversion options and detachable common stock purchase warrants and report them as liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. When convertible promissory notes are converted into shares of our common stock in accordance with the debt’s terms, no gain or loss is recognized. We account for inducements to convert as an expense in the period incurred, included in debt conversion expense.

Common stock purchase warrants
We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value. For common stock purchase warrants reported as a derivative liability, as well as new and modified warrants reported as equity, we utilize the Black-Scholes valuation method in order to estimate fair value.

Environmental expenditures
Our operations have been and may in the future be affected from time to time in varying degree by changes in environmental regulations, including those for future removal and site restoration costs. The likelihood of new regulations and their overall effect upon us are not predictable. We provide for any reclamation costs in accordance with the accounting standards codification section 410-30. It is management’s opinion that we are not currently exposed to significant environmental and reclamation liabilities and have recorded no reserve for environmental and reclamation expenditures at January 31, 2013 and 2012.

Fair Value of Financial Assets and Liabilities
The Company measures and discloses certain financial assets and liabilities at fair value. Authoritative guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Authoritative guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Income taxes
Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess. Interest and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the statement of operations. With few exceptions, we are no longer subject to U.S. federal, state and local examinations by tax authorities for years before 2009.

Net loss per share
Basic net loss per share is computed by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock that are not anti-dilutive.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 2 – Summary of significant accounting policies - continued

Net loss per share – continued
At January 31, 2013 and 2012, there were 174,773,105 and 187,086,566 potentially dilutive instruments outstanding, respectively. These instruments were not included in the determination of diluted loss per share as their effect was anti-dilutive.

Statement Presentation
Certain amounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Recently issued accounting standards
There are no recent pronouncements that are expected to have a material impact on our financial position and results of operations.

NOTE 3 – Going concern

The Company is in the exploration stage, has incurred losses from operations, requires additional funds for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financings, debt financings or joint venture agreements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4– Mineral claims

At January 31, 2013 we held a 100% interest in 417 standard Federal lode mining claims on the Colorado Plateau Province of Northern Arizona (the “North Pipes Claims”).

At January 31, 2013 we held a 100% interest in 99 standard Federal lode mining claims located in the Tombstone region of Arizona. The mineral claims are owned by JABA US Inc, an Arizona Corporation in which two of our directors are owners. At January 31, 2013 we held Arizona State Land Department Mineral Exploration Permits covering 4,126.9 acres in the Tombstone region of Arizona.

At January 31, 2013 we held an option to explore 26 standard Federal Lode mining claims located in the East Silver Bell region of northwest Tucson, Arizona. The mineral claims are owned by JABA US Inc., an Arizona Corporation in which two of our directors are owners.

At January 31, 2013 we held a 100% interest in 612 Alaska State mining claims in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet, approximately 200 miles southwest of the city of Anchorage, Alaska (the “Big Chunk Claims”). We have designated 199 of these claims for transfer to Northern Dynasty in conjunction with a pending loan settlement agreement.

We relinquished our Bonanza Hills claims in Alaska during 2012, to the State of Alaska.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyance history characteristic of many mineral properties. The Company has investigated titles to all its mineral properties and, to the best of its knowledge, except as noted above for the Bonanza Hills Claims, titles to all properties are in good standing as of January 31, 2013.

NOTE 5 – Property and equipment

The balances of our major classes of depreciable assets are:
	January 31, 2013	January 31, 2012
Geology equipment (3 to 7 year lives)	$260,521	$290,736
Vehicles and transportation equipment (5 years)	50,180	50,180
Office furniture and equipment (5 to 7 years)	73,985	73,451
	384,686	414,367
Less accumulated depreciation and amortization	(303,486)	(284,857)
	$81,200	$129,510

NOTE 6 – Long-term debt

Note payable to Ford Credit payable in monthly installments of $544 including interest at a fixed rate of 9.49% through maturity in February 2016. Principal balance at January 31, 2013 and 2012 is $17,394 and $22,024, respectively. Carrying amount of a vehicle that serves as collateral is $21,928 and $29,447 at January 31, 2013 and 2012, respectively.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 6 – Long-term debt – continued

The following is a summary of the principal maturities of long-term debt during the next five years:

For the twelve months ended January 31,
2014	$5,089
2015	5,594
2016	6,149
2017	562
2018	-
17,394
Less current maturities	(5,089)
$12,305

NOTE 7 – Convertible promissory notes

We issue convertible promissory notes in private placements of our securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933.

On July 15, 2010 we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the “Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). During the year ended January 31, 2012 the agreement with Northern Dynasty was amended to issue additional secured convertible promissory notes totaling $730,174 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that was paid in fiscal 2011 and fiscal 2012 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty. Principal balance of the Convertible Notes at January 31, 2013 and 2012 was $3,730,174. Accrued interest on the Convertible Notes at January 31, 2013 and 2012 was $972,617 and $526,971, respectively.

As part of the transaction noted above, Northern Dynasty could earn a 60% interest in our Big Chunk project in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty could be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty could elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor was performed, or a cash payment in lieu of labor was made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in. As of January 31, 2013, no such notice by Northern Dynasty has been received.

On November 14, 2012, we signed a loan settlement agreement with Northern Dynasty which would have discharged the $3,730,174 principal balance and $972,617 of accrued interest for the 2010 Convertible Note and would have terminated Northern Dynasty’s earn-in rights. In exchange for the settlement, we initiated the transfer of 199 Alaska mining claims to Northern Dynasty’s subsidiary, U5 Resources. However, since a third party filed liens against the claims before the transfer could be completed, we have not recorded the settlement transaction as of January 31, 2013, pending resolution of the lien claims.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 8 – Common stock

Our common shares are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

In June 2011 one investor exercised 21,061,763 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 20,000,000 shares of common stock and cancelled 1,061,763 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 8 – Common stock – continued

In August 2011 one investor exercised 2,598,898 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 2,500,000 shares of common stock and cancelled 98,898 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

In August 2011 one investor exercised 192,308 of the May 2007 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 187,507 shares of common stock and cancelled 4,801 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. In December 2011, we sold 5,800,000 units at a price of $0.0264 per unit to three investors for net proceeds of $153,120. The financing consisted of 5,800,000 common shares of our company and 5,800,000 whole share non-transferable common stock purchase warrants. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.03696 until December 13, 2014.

In August 2011, we sold 5,000,000 units at a price of $0.02 per unit to one investor for net proceeds of $100,000. The financing consisted of 5,000,000 common shares of our company and 2,500,000 whole share non-transferable common stock purchase warrants. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0264 until August 31, 2016. The common stock purchase warrants contain a cashless exercise provision allowing the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. The common stock purchase warrants also contain an exercise price adjustment whereby if we issue common stock, convertible debt instruments, warrants or stock options prior to the expiration of the warrants or complete exercise of the warrants at a price less $0.04 per common share, then the exercise price of these warrants shall be reduced to such lower price.

In December 2012 and January 2013, we issued 7,359,399 units, at prices ranging from $0.0116 to $0.0156 per unit, to contractors who had provided services, directly or indirectly, on our Alaska properties. These units were issued in lieu of cash payments and in satisfaction of claims for services provided. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.0162 to $0.0218 until January 17, 2016. The fair value of the shares and warrants issued were $91,140 and $84,156, respectively.

In August and September 2012, we sold 6,156,153 units, at prices ranging from $0.027 to $0.031 per unit, to investors for gross proceeds of $180,000. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.038 to $0.044 until August 29, 2015. In May and July 2012, we sold 4,859,073 units, at prices ranging from $0.027 to $0.033 per unit, to investors for gross proceeds of $150,004. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.027 to $0.047 until July 23, 2015. In May and July 2012, investors exercised 19,861,870 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 18,033,814 shares of common stock and cancelled 1,828,056 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933. The remaining 855,314 common stock purchase warrants from May 2007 expired on May 11, 2012 without exercise.

In March 2012, we sold 2,000,000 units at a price of $0.02844 per unit to one investor for gross proceeds of $56,880. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.03982 until March 14, 2015. In March 2012, one investor exercised 84,615 of the May 2007 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 21,757 shares of common stock and cancelled 62,858 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. In February 2012, we sold 2,209,596 units at a price of $0.03168 per unit to one investor for gross proceeds of $70,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.04435 until February 23, 2015. In February 2012 we sold 2,000,715 units at a price of $0.02799 per unit to one investor for gross proceeds of $56,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.03919 until February 3, 2015. In February 2012 one investor exercised 2,646,199 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 2,500,000 shares of common stock and cancelled 146,199 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

On January 19, 2012, we entered into a financing agreement with Fairhills Capital Offshore Ltd., whereby Fairhills Capital will provide for a non-brokered financing arrangement of up to $10,000,000. The financing allows but does not require us to issue and sell up to the number of shares of common stock having an aggregate purchase price of $10,000,000 to Fairhills Capital. Subject to the terms and conditions of the financing agreement and a registration rights agreement, we may, in our sole discretion, deliver a notice to Fairhills Capital which states the dollar amount which we intend to sell to Fairhills Capital on a certain date. The amount that we shall be entitled to sell to Fairhills Capital shall be equal to two hundred percent (200%) of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable notice date. Our common stock will be valued at a 27.5% discount from the weighted average trading price of our stock for the five (5) trading days before Fairhills Capital receives our notice of sale. The shares that we sell to Fairhills Capital must be registered stock, among other conditions of investment.

In connection with the Investment Agreement, we also entered into a registration rights agreement with Fairhills. Pursuant to this registration rights agreement, we registered with the Securities and Exchange Commission 185,000,000 shares of the common stock underlying the Investment Agreement.

On November 13, 2012, we filed a 424B prospectus with the Securities Exchange Commission, acknowledging the assignment of all the rights under our investment agreement with Fairhills Capital Offshore Ltd. (Fairhills) to Deer Valley Management, LLC (Deer Valley). The Investment Agreement and other associated agreements were assigned by Fairhills to Deer Valley on November 6, 2012, and Liberty Star consented to the assignment. Fairhills and Deer Valley share the same ownership and management and there has not been any substantial change to our arrangement under the Investment Agreement as a result of the Assignment.

At January 31, 2013 and subsequently, we have issued 59,670,369 and 29,479,597shares, respectively, of common stock for gross proceeds of $1,175,000 and $250,000, respectively, related to this financing agreement. As a result, in the future we would potentially be eligible to receive up to $8,575,000 on the issuance of an additional 95,850,034 shares. We are currently authorized to issue 1,250,000,000 shares of our common stock. Deer Valley has agreed to refrain from holding an amount of shares which would result in Deer Valley owning more than 4.99% of the then-outstanding shares of our common stock at any one time, or 62,375,000 shares. At an assumed purchase price under the Investment of $0.008 (equal to 72.5% of the closing price of our common stock of $0.011 on May 13, 2013), we will be able to receive up to $766,800 in gross proceeds.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 8 – Common stock – continued

As of January 31, 2013, there were 94,059,629 whole share purchase warrants outstanding and exercisable. The warrants have a weighted average remaining life of 1.9 years and a weighted average exercise price of $0.055 per whole warrant for one common share. Whole share purchase warrants outstanding at January 31, 2013 and 2012 are as follows:

	Number of whole share	Weighted average exercise
	purchase warrants	price per share
Outstanding, January 31, 2011	108,475,660	$0.043
Issued	8,300,000	0.034
Exercised	(23,852,969)	0.002

Outstanding, January 31, 2012	92,922,691	$0.053
Issued	17,225,537	0.041
Expired	(855,314)	0.020
Exercised	(22,592,684)	0.026

Outstanding, January 31, 2013	86,700,230	$0.058
Exercisable, January 31, 2013	86,700,230	$0.058

NOTE 9 – Share-based compensation

The 2010 Stock Option Plan was approved and adopted by the Board of Directors on August 10, 2010. The plan allows for up to 95,500,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2007 Stock Option Plan was approved and adopted by the Board of Directors on December 10, 2007. The plan allows for up to 2,500,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2004 Stock Option Plan was approved and adopted by the Board of Directors on December 27, 2004. The plan allows for up to 962,500 shares to be granted to key employees and non-employee consultants after specific objectives are met. Employees can receive incentive stock options and non-qualified stock options while non-employee consultants can receive only non-qualified stock options. The options granted vest under various provisions using graded vesting, not to exceed four years. The options granted have a term not to exceed ten years from the date of grant or five years for options granted to more than 10% stockholders. The option price set by the Plan Administration shall not be less than the fair market value per share of the common stock on the grant date or 110% of the fair market value per share of the common stock on the grant date for options granted to greater than 10% stockholders. Options remaining available for grant under the 2010 Stock Option Plan at January 31, 2013 and 2012 are 4,625,000 and 2,000,000. Options remaining available for grant under the 2007 Stock Option Plan at January 31, 2013 and 2012 are 2,287,500. Options remaining available for grant under the 2004 Stock Option Plan at January 31, 2013 and 2012 are 511,125.

On January 10, 2012 we granted incentive stock options and non-qualified stock options to certain of our directors, officers, employees and consultants to purchase an aggregate of 10,500,000 shares of our common stock at an exercise price of $0.027 per share for a term expiring on January 10, 2022. The fair value of the options on the date of issue was $231,000. The options were 50% vested upon granting and vested another 25% on January 10, 2013. They will vest another 25% on January 10, 2014. For the years ended January 31, 2013 and 2012, the company expensed $51,840 and $103,950, respectively, as employee compensation reflecting the vesting of the options.

In December 2012 and January 2013, we issued 7,359,399 units, at prices ranging from $0.0116 to $0.0156 per unit, to contractors who had provided services, directly or indirectly, on our Alaska properties. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.0162 to $0.0218 until January 17, 2016. The fair value of the warrants issued was $84,156 and was expensed immediately.

The following tables summarize the Company’s stock option activity during the years ended January 31, 2013 and 2012.

Incentive stock options to employees outstanding at January 31, 2013 are as follows:

				Weighted
				average
		Weighted average		remaining life	Aggregate
	Number of options	exercise price		(years)	intrinsic value
Outstanding, January 31, 2011	95,385,375	$0.048	$		-
Granted	10,375,000	0.027
Vested, Cancelled	(12,500,000)	0.038

Outstanding, January 31, 2012	93,260,375	$0.047			$-
Granted	-	-
Vested, Cancelled	(2,625,000)	0.037
Outstanding, January 31, 2013	90,635,375	$0.047		3.27	$-
Exercisable, January 31, 2013	88,072,875	$0.048		3.11	$-

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 9 – Share-based compensation – continued

Non-qualified stock options to non-employee consultants and vendors outstanding at January 31, 2013 and 2012 are as follows:

			Weighted
		Weighted	average
		average exercise	remaining life	Aggregate
	Number of options	price	(years)	intrinsic value
Outstanding, January 31, 2011	778,500	$0.432		$-
Granted	125,000	0.027

Outstanding, January 31, 2012	903,500	$0.376		$-
Granted	7,359,399	0.017

Outstanding, January 31, 2013	8,262,899	$0.057	2.99	$-
Exercisable, January 31, 2013	8,231,649	$1.479	2.97	$-

The aggregate intrinsic value is calculated based on the January 31, 2013 stock price of $0.012 per share.

A summary of the status of the Company’s non-vested options as of January 31, 2013 and changes during the years ended January 31, 2013 and 2012 is presented below:

		Weighted average grant
Incentive stock options granted to employees:	Number of options	date fair value
Non-vested at January 31, 2011	-	$-
Granted	10,375,000	0.022
Vested	(5,187,500)	0.022
Nonvested at January 31, 2012	5,187,500	$0.022
Granted	-	-
Cancelled	(62,500)
Vested	(2,562,500)	0.022

Non-vested at January 31, 2013	2,562,500	$0.022

Total fair value of options vested during the year ended January 31, 2013		$ 51,216

Non-qualified stock options to non-employee consultants and		Weighted average grant
vendors:	Number of options	date fair value
Non-vested at January 31, 2011	-	$-
Granted	125,000	0.022
Vested	(62,500)	0.022

Non-vested at January 31, 2012	62,500	$0.022
Granted	7,359,399	0.011
Vested	(7,390,649)	0.011

Non-vested at January 31, 2013	31,250	$0.022

Total fair value of options vested during the year ended January 31, 2013		$ 84,780

We estimate the fair value of option awards on the grant date using the Black-Scholes valuation model. The Company uses historical volatility, disregarding identifiable periods of time in which share price was extraordinarily volatile due to certain events that are not expected to recur during the expected term, as its method to estimate expected volatility. The Company used the following assumptions to estimate the fair value of stock option grants to employees and non-employees:

	Expected	Expected dividend		Risk-free interest
Grant date	volatility	yield	Expected term	rate	Forfeiture rate
January 10, 2012	128%	0%	10 years	2%	10%
December 13, 2012	174%	0%	3 years	0.34%	0%
January 1, 2013	173%	0%	3 years	0.36%	0%
January 1, 2013	171%	0%	3 years	0.41%	0%

The weighted average grant date fair value of the options granted during the year ended January 31, 2012 was $0.022 per option. There were 7,359,399 shares of warrants granted to vendors for service provided and the company recorded the expense into stock compensation expense. There were no options exercised during the year ended January 31, 2013. During the year ended January 31, 2013, a total of 2,625,000 options, of which 2,562,500 were vested, were forfeited by two former employees who declined to exercise the options within 90 days of termination of employment.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 9 – Share-based compensation – continued

Share-based compensation expense is reported in our statement of operations as follows:

	January 31, 2013	January 31, 2012
Geological and geophysical costs	$624	$1,237
Salaries and benefits	50,592	101,475
Investor relations	624	1,238
General and administrative	84,156	-

	$135,996	$103,950

At January 31, 2013 there is $51,341 unrecognized share-based compensation for all share-based awards outstanding with a weighted average remaining period for amortization of 0.94 years.

NOTE 10 – Income taxes

As of January 31 our deferred tax asset is as follows:

	January 31, 2013	January 31, 2012
Net operating loss carryforwards	$9,513,000	$8,681,000
Less valuation allowance	(9,513,000)	(8,681,000)
	$-	-

Management has elected to provide a deferred tax asset valuation allowance equal to the potential benefit due to our history of losses. If we demonstrate the ability to generate taxable income, management will re-evaluate the allowance. The change in the valuation allowance of $832,000 and 176,000 in the years ended January 31, 2013 and 2012 primarily represents the benefit of the change in net operating loss carry-forwards during the period. As of January 31, 2013, our estimated net operating loss carryforward is approximately $27,980,000 and will expire beginning in 2024 through 2033.

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three year period. Such limitation of the net operating losses may have occurred but we have not analyzed it at this time as the deferred tax asset is fully reserved. We have federal and state net operating loss carry-forwards that are available to offset future taxable income.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 11 – Related party transactions

We entered into the following transactions with related parties during the year ended January 31, 2013:

Paid or accrued $6,785 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month.

At January 31, 2013 we had a balance of accrued unpaid wages of $261,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO.

At January 31, 2013 we had a balance of accrued unpaid wages of $15,625 to Larry Liang, our President.

We recognized compensation expense of $49,500 for stock options granted to an officer.

We have an option to explore 26 standard Federal lode mining claims at the East Silver Bell project and 33 standard Federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2013 we paid $8,254 in rental fees to maintain the mineral claims in good standing. The original option agreement was for the period from April 11, 2008 through January 1, 2011 and has been extended through June 1, 2013

We entered into the following transactions with related parties during the year ended January 31, 2012:

Paid or accrued $6,263 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month.

At January 31, 2012 we had a balance of accrued unpaid wages of $183,367 to Jim Briscoe, our Chairman of the Board, CEO and CFO.

We recognized compensation expense of $99,000 for stock options granted to officers and board members.

We have an option to explore 26 standard Federal lode mining claims at the East Silver Bell project and 33 standard Federal lode mining claims at the Walnut Creek project from JABA US Inc., an Arizona Corporation in which two of our directors are owners. We are required to pay annual rentals to maintain the claims in good standing. During the year ended January 31, 2012 we paid $8,254 in rental fees to maintain the mineral claims in good standing. The original option agreement was for the period from April 11, 2008 through January 1, 2011 and has been extended through June 1, 2012.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 12 – Commitments

We are required to perform annual assessment work in order to maintain the Big Chunk Alaska State mining claims. If annual assessment work is not performed the Company must pay the assessment amount in cash in order to maintain the claims. Completion of annual assessment work in the amount of $400 per ¼ section (160 acre) claim or $100 per ¼ -¼ section (40 acre) claim extends the claims for a one-year period from the staking of claims. Assessment work performed in excess of the required amount may be carried forward for up to four years to satisfy future obligations. The Company estimates that the required annual assessments to maintain the claims will be approximately $238,200. Sufficient cash in lieu assessment work has been paid for Big Chunk to maintain the claims beyond the next labor year.

The annual state rentals for the Big Chunk Alaska State mining claims vary from $70 to $280 per mineral claim. The rental period begins at noon September 1st through the following September 1st and annual rental payments are due on November 30th of each year. The rentals of $164,600 to extend the Big Chunk claims through September 1, 2013 were paid in November 2012. The estimated state rentals due by November 30, 2013 for the period from September 1, 2013 through September 1, 2014 are $166,740. Alaska State production royalty is three percent of net income. State law prescribes that after a 3.5 -year exemption from state taxes a metal mine is liable for a 15% state licensing tax on net income from the mine.

We are required to pay annual rentals for our Federal lode mining claims for the North Pipes project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $140 per claim. The rentals of $60,340 for the period from September 1, 2012 to September 1, 2013 have been paid. The rentals due by September 1, 2013 for the period from September 1, 2013 through September 1, 2014 of $58,380 have not been paid.

We are required to pay annual rentals for our Federal lode mining claims for our East Silver Bell project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rental is $140 per claim. The rentals of $3,640 for the period from September 1, 2012 to September 1, 2013 have been paid. The annual rentals due by September 1, 2013 of $3,640 are required to maintain the East Silver Bell claims are for the period from September 1, 2013 through September 1, 2014. There is no requirement for annual assessment or exploration work on the Federal lode mining claims. There are no royalties associated with the Federal lode mining claims.

We are required to pay annual rentals for our Federal lode mining claims for the Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $140 per claim. The rentals and initial filing fees of $13,860 for the period from September 1, 2012 to September 1, 2013 have been paid. The rentals due by September 1, 2013 for the period from September 1, 2013 through September 1, 2014 of $13,860 have not been paid.

We are required to pay annual rentals for our Arizona State Land Department Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain project in the State of Arizona. AZ MEP permits are valid for 1 year and renewable for up to 5 years. The rental fee is $2.00 per acre for the first year, which includes the second year, and $1.00 per acre per year for years three through five. The minimum work expenditure requirements are $10 per acre per year for years one and two and $20 per acre per year for years three through five. If the minimum work expenditure requirement is not met the applicant can pay the equal amount in fees to the Arizona State Land Department to keep the AZ MEP permits current. The rental period begins on September 30th through the following September 29th for our Phase 1 permits, and September 14th through September 13th for our Phase 2 permits. Rental payments are due by the first day of the rental period. We hold AZ MEP permits for 7,515 acres at our Tombstone project. We paid initial rental fees from the date of application through September 29, 2012 of $8,254. Required minimum work expenditures for the period ended September 29, 2013 are $41,269. The annual rentals due by September 30, 2013 to maintain the AZ MEP permits are $7,515. We also paid $6,776 for rental fees on our Phase 2 permits. We will need $75,150 to cover minimum work expenditure requirements before September 30, 2013 to maintain our Phase 1 & 2 AZ MEP permits.

In December 2010 we entered into a 12 month non-cancellable operating lease for office space. In December 2011 the lease was extended for an additional one year term. The lease called for monthly payments of rent plus sales tax of $2,280. We recognized rent expense of $25,077 during the year ended January 31, 2013 pursuant to this lease. The lease expired December 31, 2012, and was not renewed.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 12 – Commitments – continued

In June 2011 we entered into a two year non-cancellable operating lease for warehouse space a portion of which includes an air conditioned office space for geologic computers, scanners and printers in Tucson, Arizona. The lease calls for monthly payments of rent plus sales tax of $3,620. We have the option to extend the lease for one additional two year term at current market rates. We recognized rent expense of $42,810 during the year ended January 31, 2013 pursuant to this lease. Future minimum lease payments pursuant to this lease total $14,480 payable during the year ended January 31, 2014.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 13 – Fair value of financial instruments

Our financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, convertible notes payable, notes payable, and warrant liability. It is management's opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. With the exception of the warrant liability, the fair value of these financial instruments approximates their carrying values based on their short maturities or for long-term debt based on borrowing rates currently available to us for loans with similar terms and maturities. Gains and losses recognized on changes in estimated fair value of the warrant liability are reported in other income (expense) as gain (loss) on change in fair value.

We estimate the fair value of the warrant liability using level 3 inputs and the Black-Scholes valuation model. We use historical volatility as a method to estimate expected volatility. At January 31, 2012 we had 622,138 whole share purchase warrants outstanding that contain a full ratchet down anti-dilution provision which is triggered if we enter into any issuance priced lower than $0.02 per common share. At January 31, 2013 and 2012 we had 2,500,000 whole share purchase warrants outstanding that contain a full ratchet down anti-dilution provision which is triggered if we enter into any lower priced issuance than $0.0264 per common share. As a result of these provisions, these warrants are not considered indexed to our common stock and are classified as liabilities under ASC 815. We used the following assumptions to estimate the fair value of the warranty liability at January 31, 2013 and 2012:

		Expected dividend		Risk-free interest
Description	Expected volatility	yield	Expected term	rate
Warrant liability at January 31, 2013	99.8%	0%	3.59 years	0.65%
Warrant liability at January 31, 2012	127.6%	0%	4.59 years	0.71%

		Fair value measurements at reporting date using:
		Quoted prices in		Significant
		active markets for	Significant other	unobservable
		identical liabilities	observable inputs	inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)
Warrant liability at January 31, 2013	$15,112	-	-	$15,112
Warrant liability at January 31, 2012	$53,948	-	-	$53,948

Fair value measurements using significant
unobservable inputs (Level 3):
Description	Warrant liability
Balance, January 31, 2011	$-
Total (gains) or losses	(18,428)
Purchases, issuances and settlements	72,376
Transfers in or out of Level 3	-
Balance, January 31, 2012	$53,948
Total (gains) or losses	(38,836)
Purchases, issuances and settlements	-
Transfers in or out of Level 3	-
Balance, January 31, 2013	$15,112

NOTE 14 – Subsequent events

In February, March, April and May, 2013, we issued 29,479,597 shares for gross proceeds of $250,000 related to the investment agreement with Deer Valley Management, LLC.

In February, 2013, we sold 3,448,276 units to one investor for gross proceeds of $40,000. Each unit consisted of one common share and one common share of our company and one non transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0162 until February 7, 2016.

In February, 2013, we issued 1,526,718 units to one investor in exchange for services performed for the company with a value of $20,000. Each unit consisted of one common share and one common share of our company and one non transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0183 until February 15, 2016.

In April, 2013, one investor exercised 3,033,618 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 2,500,000 shares of common stock and cancelled 533,618 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

244,500,000 SHARES OF COMMON STOCK

LIBERTY STAR URANIUM & METALS CORP.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$667	*
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$6,500
Accounting fees and expenses	$2,025
Legal fees and expense	$12,500
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$0
	$21,692

* Previously paid.

All amounts are estimates other than the Commission’s registration fee and Legal fees and expenses. KVM is paying all expenses of the offering listed above.

Item. 14 Indemnification Of Directors And Officers.

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)

We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)

We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)

To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item. 15 Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold by us within the past three years that were not registered under the Securities Act:

Effective September 5, 2013, we agreed to grant stock options pursuant to our 2010 Stock Option Plan to four directors and employees for the option to purchase an aggregate of 9,375,000 shares of our common stock at an exercise price of $0.03 per share, exercisable until September 5, 2023 . The options granted will be 100% vested for directors and shall vest in 25% increments on a yearly basis over the next four years for employees. 1,457,027 of these options are reserved for future issuance when room becomes available under our 2010 Stock Option Plan.

In September, 2013, we sold 2,157,497 units to one investor for gross proceeds of $50,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0324 until September 5, 2016.

In August, 2013, we entered into a promissory note (the “August 2013 Note”) for a principal sum of $555,000 plus accrued and unpaid interest and any other fees. The consideration is up to $500,000, which would produce an original issue discount of $55,000 if all the consideration is received. The lender paid $150,000 upon closing pursuant to the terms of the August 2013 Note. The August 2013 Note has a maturity of one year from the delivery of each payment. The August 2013 Note may be convertible into shares of common stock of our company at any time from 180 days after the date of each payment of consideration, at a conversion price which is 70% of the average of the three lowest closing prices in the 20 trading days previous to the conversion. We may repay the August 2013 Note at any time on or before 90 days from the effective date of the August 2013 Note with an interest rate of 0%, after which we may not make any further payments on the August 2013 Note prior to the maturity date without written approval from the lender. If we elect not to repay the August 2013 Note on or before 90 days from the effective date of the August 2013 Note, a one-time interest charge of 12% will be applied to the principal sum.

In August, 2013, we sold 423,135 units to one investor for gross proceeds of $7,938. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0263 until August 2, 2016.

In May, June and July, 2013, we sold 18,001,184 units to five investors for gross proceeds of $182,043. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. The share purchase warrants entitle the investors to purchase one additional common share of our company at prices ranging between of $0.0116 and $0.0173 until July 30, 2016.

In June, 2013, one investor exercised 4,263,989 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 3,587,165 shares of common stock and cancelled 678,824 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

In April 2013, one investor exercised 3,033,618 of the May 2007 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 2,500,000 shares of common stock and cancelled 633,618 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933.

In December 2012 and January 2013, we issued 7,359,399 units, at prices ranging from $0.0116 to $0.0156 per unit, to contractors who had provided services, directly or indirectly, on our Alaska properties. These units were issued in lieu of cash payments and in satisfaction of claims for services provided. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.0162 to $0.0218 until January 17, 2016. The investors are U.S. Persons and are accredited investors and in issuing securities to the investors we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

On November 14, 2012, we signed a loan settlement agreement with Northern Dynasty which would have discharged the $3,730,174 principal balance and $972,617 of accrued interest for the 2010 Convertible Note and would have terminated Northern Dynasty’s earn-in rights. In exchange for the settlement, we initiated transfer of 199 Alaska mining claims to Northern Dynasty’s subsidiary, U5 Resources. The transaction has not yet been completed.

In May and July 2012, we sold 4,859,073 units, at prices ranging from $0.027 to $0.033 per unit, to investors for gross proceeds of $150,004. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investors to purchase one additional common share of our company at prices ranging from $0.027 to $0.047 until July 23, 2015. The investors are U.S. Persons and are accredited investors and in issuing securities to the investors we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

In May 2012, four investors exercised 644,687 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 33,814 shares of common stock and cancelled 610,573 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933. The remaining 855,314 common stock purchase warrants from May 2007 expired on May 11, 2012 without exercise.

On March 14, 2012, we sold 2,000,000 units at a price of $0.02844 per unit to one investor for gross proceeds of $56,880. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.03982 until March 14, 2015. The investor is a U.S. Person and is an accredited investor and in issuing securities to the investor we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

In March 2012, one investor exercised 84,615 of the May 2007 common stock purchase warrants using the cashless exercise provision. We issued 21,757 shares of common stock and cancelled 62,868 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933.

On February 23, 2012, we sold 2,209,596 units at a price of $0.03168 per unit to one investor for gross proceeds of $70,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.04435 until February 23, 2015. The investor is a U.S. Person and in issuing securities to the investor we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

On February 12, 2012 we sold 2,000,715 units at a price of $0.02799 per unit to one investor for gross proceeds of $56,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.03919 until February 3, 2015. The investor is a U.S. Person and in issuing securities to the investor we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

In February 2012 one investor exercised 2,646,199 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 2,500,000 shares of common stock and cancelled 146,199 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933.

In December 2011, we sold 5,800,000 units at a price of $0.0264 per unit to three investors for gross proceeds of $153,120. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.03696 until December 13, 2014. The investors are U.S. Persons and are accredited investors and in issuing securities to the investors we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

In August 2011, we sold 5,000,000 units at a price of $0.02 per unit to one investor for net proceeds of $100,000 pursuant to a letter agreement with Sagebrush Gold Ltd. The financing consisted of 5,000,000 common shares of our company and 2,500,000 whole share non-transferable common stock purchase warrants. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.0264 until August 31, 2016. The common stock purchase warrants contain a cashless exercise provision allowing the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. The common stock purchase warrants also contain an exercise price adjustment whereby if we issue common stock, convertible debt instruments, warrants or stock options prior to the expiration of the warrants or complete exercise of the warrants at a price less $0.04 per common share, then the exercise price of these warrants shall be reduced to such lower price. The securities were issued to an accredited investor pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D.

In June 2011 an investor exercised 21,061,763 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 20,000,000 shares of common stock and cancelled 1,061,763 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

In August 2011 one investor exercised 2,598,898 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 2,500,000 shares of common stock and cancelled 98,898 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

In August 2011 one investor exercised 192,308 of the May 2007 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 187,507 shares of common stock and cancelled 4,801 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

During the year ended January 31, 2011 investors exercised 140,808,847 common stock purchase warrants using the cashless exercise provision of the August 2009 common stock purchase warrants. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 135,848,741 shares of common stock and cancelled 4,960,106 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

During the year ended January 31, 2011 we issued 187,127,678 shares of common stock as repayment of $227,455 principal portion and $47,522 interest portion of the monthly payments on the May 2007, August 2008, May 2009 and August 2009 convertible notes.

We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933

On January 12, 2011, we sold 1,313,370 units at a price of $0.038 per unit to one investor for net proceeds of $50,000. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.06 until January 12, 2014. The securities were issued to an accredited investor pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D.

On November 12, 2010, we sold 5,465,114 units at a price of $0.0429 per unit to investors for net proceeds of $234,701. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.06 until November 12, 2013. The securities were issued to accredited investors pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D.

On October 20, 2010, we sold 25,000,000 units at a price of $0.04 per unit to one investor for gross proceeds of $1,000,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.056 until October 20, 2013. On November 12, 2010, we sold 5,465,114 units at a price of $0.043 per unit to four investors for gross proceeds of $235,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.06 until November 12, 2013. The investors are U.S. Persons and are accredited investors and in issuing securities to these investors we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

On August 10, 2010, we granted stock options to certain of our directors, officers and employees of our company to purchase an aggregate of 95,500,000 shares of our common stock at an exercise price of $0.038 per share for a term expiring on August 10, 2015. One of our directors and officers is not a "US person" as such term is defined in Regulation S and in granting the options to our non US director and officer, we relied on the registration exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, and/or Regulation S, promulgated thereunder. In granting the options to our US directors, officers and employees, we relied on the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) of the Act and/or by Rule 506 of Regulation D promulgated thereunder.

On July 15, 2010, we issued a secured convertible promissory note (the "2010 Convertible Note") to Northern Dynasty Minerals Ltd ("Northern Dynasty"). The original advanced amount is $4,000,000 and bears interest at a rate of 10% per annum compounded monthly (the "Loan"). On August 17, 2010, we transferred 95 of our Alaska State mineral claims from the Big Chunk Super Project to Northern Dynasty for consideration of $1,000,000 of the original advanced amount under the Convertible Note, leaving $3,000,000 of the Loan amount outstanding. No interest accrued on the $1,000,000 of the original advanced amount. Effective September 1, 2011, the agreement with Northern Dynasty was amended to increase the 2010 Convertible Note by $561,816 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that was paid in fiscal 2011 and fiscal 2012 because we could not come to an agreement on an earn-in option and joint venture agreement with Northern Dynasty. On February 29, 2012, with effect from November 30, 2011, we executed an additional convertible promissory note in the amount of $168,358 ("2011 Convertible Note") in reimbursement to Northern Dynasty of assessment work, rental fees and filing fees on our mineral claims. Northern Dynasty is not a U.S. person (as that term is defined in Regulation S of the 1933 Act). In issuing the Convertible Notes to Northern Dynasty, we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the 1933 Act. For more information regarding the 2011 Convertible Note and the original 2010 Convertible Note, please see Letter Agreement and Secured Convertible Note with Northern Dynasty Minerals Ltd. With Respect to Big Chunk under Item 2 to this report. Provided a minimum of $1,000,000 has been expended by Northern Dynasty on earn in expenses, the convertible notes will be convertible until repaid or deemed repaid, into common shares of our company at the 5 day volume weighted average trading price immediately prior to Northern Dynasty giving a notice of conversion less the maximum allowable discount applicable as if our company's shares were listed on the TSX Venture Exchange. To date Northern Dynasty has expended $712,756 of the $1,000,000 earn in expenses. Principal balance of the 2010 Convertible Note at January 31, 2012 is $3,730,174 with accrued interest on the 2010 Convertible Note at January 31, 2012 at $526,971.

Provided a minimum of $1,000,000 has been expended by Northern Dynasty on earn in expenses, the Loan will be convertible until repaid or deemed repaid, into common shares of our company at the 5 day volume weighted average trading price immediately prior to Northern Dynasty giving a notice of conversion less the maximum allowable discount applicable as if our company's shares were listed on the TSX Venture Exchange. To date Northern Dynasty has expended $712,756 of the $1,000,000 earn in expenses.

In issuing the 2010 Convertible Note, we relied on the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) of the Act and/or by Rule 506 of Regulation D promulgated thereunder.

We issue convertible promissory notes in private placements of its securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933. The convertible notes were issued in May 2007, August 2008, May 2009 and August 2009. In February 2010 we modified the terms of these notes with three of the nine note holders to extend their maturity dates to February 28, 2011 with two 180 day extensions exercisable by the holder. The three note holders who signed the extension and modification agreement hold a majority of the outstanding balance of all notes. We issued detachable common stock purchase warrants with the May 2007 and August 2009 convertible notes.

During the year ended January 31, 2010 we issued 109,370,577 shares of common stock for conversions of $127,264 of principal and $24,905 of accrued interest on the Convertible Notes.

	May 2007	August 2008	May 2009	August 2009
	Notes	Notes	Notes	Notes
Principal balance as of January 31, 2010	$1,873,583	$395,697	$162,344	$778,334
Unamortized discounts as of January 31, 2010	-	-	(12,414)	(192,772)
Accrued interest as of January 31, 2010	185,455	81,545	13,535	35,698
Common shares issued for conversions during
the twelve months ended January 31, 2010	178,787,395	8,826,524	3,606,400	7,949,983
Common shares issued for conversions during
the twelve months ended January 31, 2009	37,646,325	-	-	-

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation[1]
3.2	Bylaws [2]
3.3	Certificate of Change to Authorized Capital [3]
3.4	Articles of Merger [3]
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.[9]
10.1	Letter Agreement dated November 14, 2011 with Northern Dynasty [4]
10.2	Investment Agreement dated August 20, 2013 with KVM Capital *
10.3	Registration Rights Agreement dated August 20, 2013 with KVM Capital*
10.4	Form of Subscription Agreement [5]
10.5	Form of Stock Option Agreement [6]
10.6	Form of Warrant Certificate [7]
10.7	Settlement Agreement dated November 13, 2012 with Northern Dynasty Minerals Ltd. [8]
14.1	Code of Ethics[3]
21.1	Subsidiaries: Big Chunk Corp
23.1	Consent of Malone Bailey LLP*
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (filed as Exhibit 5.1)[9]
101.INS*	XBRL INSTANCE DOCUMENT
101.SCH*	XBRL TAXONOMY EXTENSION SCHEMA
101.CAL*	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE
101.DEF*	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE
101.LAB*	XBRL TAXONOMY EXTENSION LABEL LINKBASE
101.PRE*	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE

* Filed herewith.

___________________________________
1 Filed as an exhibit to our Registration Statement on Form SB-2, filed with the SEC on May 14, 2002.
2 Filed as an exhibit to our Quarterly Report on Form 10-QSB, filed with the SEC on December 14, 2007.
3 Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on September 1, 2009.
4 Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on November 25, 2011.
6 Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on December 13, 2011.
7 Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on January 23, 2012.
8 Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on July 30, 2012.
9 To be filed by amendment..

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K. (a) The undersigned registrant hereby undertakes:

               (1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

                    (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                    (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

                         Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

               (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

               (2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

               (3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

               (4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

          If the registrant is relying on Rule 430B:

               (i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          If the registrant is relying on Rule 430A:

               (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tucson, Arizona on November 6, 2013.

LIBERTY STAR URANIUM & METALS CORP.

By:	/s/ James Briscoe
James Briscoe
Chief Executive Officer, Chief Financial Officer and
Chairman of the Board
(principal executive officer and principal financial and accounting officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Briscoe	Chief Executive Officer	November 6, 2013
James Briscoe	Chief Financial Officer and
Chairman of the Board (principal executive officer and principal financial and accounting officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by a majority of the board of directors and on the dates indicated.

Signature	Date

/s/ James Briscoe	November 6, 2013
James Briscoe

/s/ Gary Musil	November 6, 2013
Gary Musil

/s/ John Guilbert	November 6, 2013
John Guilbert

/s/ Keith Brill	November 6, 2013
Keith Brill

/s/ Pete O’Heeron	November 6, 2013
Pete O’Heeron